Exhibit 10.1
STANDARD FORM OFFICE LEASE
by and between
LUM YIP KEE, LIMITED
a Hawaii corporation, doing business as Twin Trees Land Company
“Landlord”
and
SOLAR POWER, INC.,
a California corporation
“Tenant”
of:
2240 DOUGLAS BOULEVARD, SUITE 200, ROSEVILLE, CA
“Property”

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TABLE OF CONTENTS
(continued)

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LIST OF EXHIBITS

EXHIBIT	NAME
A	OUTLINE OF FLOOR PLAN OF PREMISES

A-1	SPACE PLAN

A-2	BUILDING SIGN LOCATION

A-3	TENANT IMPROVEMENT STANDARDS

A-4	CONSTRUCTION WASTE MANAGEMENT

A-5	LEED REQUIREMENTS

A-6	CONSTRUCTION INDOOR AIR QUALITY

B	RULES AND REGULATIONS

C	SATELLITE DISH EQUIPMENT

D	EXCLUSIONS FROM DIRECT EXPENSES

E	TENANT WORK LETTER

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STANDARD FORM OFFICE LEASE
THIS LEASE is dated as of the 26th day of April, 2011, for reference purposes only.
W I T N E S S E T H:
     1. TERMS AND DEFINITIONS. For the purposes of this Lease, the following terms shall have the following definitions and meanings:

Landlord:	LUM YIP KEE, LIMITED, a Hawaii corporation,
doing business as Twin Trees Land Company

Landlord’s Address:	80 North King Street
Honolulu, HA 96817-5109

Tenant:	SOLAR POWER, INC., a California corporation

Tenant’s Address:	2240 Douglas Boulevard, Suite 200, Roseville, CA 95661

Building Address:	2240 Douglas Boulevard, Roseville, CA 95661

Suite Number:	200

Premises:	Those certain premises defined in Subparagraph 2(a) below.

Rentable Area of Premises	Agreed to be approximately 11,275 rentable square feet;
being 114% of the Usable Area.

Usable Area of Premises:	Agreed to be 9,890 square feet.

Floor(s) upon which the	Second floor
Premises are located:

Term:	72 months

Tenant Improvements:	Landlord, at Landlord’s sole cost and expense, shall provide new Building standard carpet and paint throughout the interior of the Premises, color selection to be mutually acceptable to Landlord and Tenant. Additionally, Landlord will provide Tenant a Tenant Improvement/Moving Allowance in the amount of Five Dollars ($5.00) per usable square foot which may be applied to the improvements listed in the attached Space Plan shown in Exhibit A-1 and on the terms described in the Work Letter Agreement attached in Exhibit E; otherwise the Premises shall be delivered by Landlord and accepted by Tenant in their “as-is” condition.

Commencement Date:	August 1, 2011 or upon substantial completion of Tenant Improvements, whichever is earlier.
Annual Basic Rent:

Month	Annual Basic Rent	Monthly Installments
01-12	$236,775.00 (@$1.75/sq. ft.)	-0- (Rent Free)
13-24	$236,775.00	$19,731.25
25-36	$243,878.25	$20,323.19
37-48	$251,194.60	$20,932.88
49-60	$258,730.44	$21,560.87
61-72	$266,492.35	$22,207.70

Direct Expenses Base:	All Direct Expenses for the calendar year 2011 grossed up
to 95% occupancy (subject to the provisions of Paragraph 6)

Tenant’s Percentage:	25.67% (subject to the provisions of Paragraph 6)

Security Deposit:	$44,415.40

Guarantor:	None

Landlord’s Broker:	Cornish & Carey Commercial Newmark Knight Frank
(Elaine Hartin and Tom Heacox)

Tenant’s Broker:	Crossroad Ventures Group (John Esway and Jim Esway)
     2. PREMISES AND COMMON AREAS LEASED.
          (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises contained within the suite designated in Paragraph 1, outlined on the Floor Plan attached as Exhibit A and Exhibit A-1 and incorporated herein by this reference, and improved by Landlord and Tenant with the Tenant Improvements described in the Work Letter Agreement, a copy of which is attached as Exhibit E and incorporated herein by this reference. Said Premises are agreed, for the purposes of this Lease, to have the number of square feet designated in Paragraph 1 and being situated on the Floor(s) designated in Paragraph 1, of that certain office building located at the address designated in Paragraph 1 (hereinafter called

“Building”). The Premises exclude the common stairways, stairwells, hallways, accessways, elevator shafts, flues, pipe shafts, vertical ducts, conduits, wires and appurtenant fixtures serving exclusively for or in common with other parts of the Building. By taking possession of the Premises, Tenant accepts the Premises in its “as-is, where-is condition” as of the Commencement Date of this Lease; provided that Landlord warrants that all existing lights, HVAC, electrical and base operating features and systems within the Premises shall be in good working order as of the Commencement Date and delivery of the Premises to Tenant.
               The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.
               Tenant acknowledges and agrees that this Lease shall be subject and subordinate to the terms and conditions of any and all covenants, conditions or restrictions now or hereafter affecting the Building (the “Covenants, Conditions & Restrictions”).
          (b) Tenant shall have the nonexclusive right to use in common with other tenants in the Building and subject to the Rules and Regulations referred to in Paragraph 30 below, the following areas appurtenant to the Premises:
               (1) The common entrances, lobbies, restrooms, elevators, stairways, and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises (except to the extent exclusively leased by Landlord to other tenants);
               (2) Common walkways and sidewalks necessary for access to the Building maintained by Landlord.
          (c) Landlord reserves the right from time to time without unreasonable interference with Tenant’s use:
               (1) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;
               (2) To alter or relocate any other common facility.
          (d) The “Usable Area” of the Premises, measured in accordance with the American National Standard Method of Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, published by the Building Owners and Managers Association International, is agreed to be 9,890 square feet. The term “Rentable Area” as used in this Lease is agreed to be as provided in Section 1, above, determined by multiplying the Usable Area by one hundred fourteen percent (114%).

          (e) Tenant agrees to cooperate with any private or governmental efforts to reduce the traffic generated by the Building as required by any applicable Ridesharing Ordinance, Transportation Management Agreement, or Building Transportation Management Plan (collectively the “Transportation Plan”) and any similar or successor ordinances, laws or agreements. Before signing this Lease, Tenant shall have reviewed the applicable Transportation Plan documents, copies of which are available from Landlord upon request, and agrees to comply with the provisions thereof which are relevant to Tenant and its employees. Tenant further agrees that upon Landlord’s request it will designate one of its employees to act as a liaison with Landlord to facilitate and coordinate the administration of the aforementioned traffic reduction efforts.
     3. TERM.
          (a) Commencement. The term of this Lease shall be for a period of 6 years commencing on August 1, 2011 or upon substantial completion of Tenant Improvements, whichever is earlier.
          (b) Option to Extend. Provided no uncured Tenant default exists at the time such option is exercised or as of the date the Extended Term (defined below) is to commence, Tenant shall have the option to extend the term of this Lease for one (1) additional period of five (5) years (“Extended Term”). Tenant may exercise such extension right by providing written notice to Landlord not later than one hundred eighty (180) days prior to the expiration of the initial term of this Lease. Annual Basic Rent during the first year of such Extended Term will be at a rate equal to the then prevailing Fair Market Rental Rate (“FMRR”) for buildings along the Douglas Boulevard corridor. Not later than one hundred twenty (120) days prior to the expiration of the initial term, Landlord will notify Tenant of the FMRR. If Tenant disputes Landlord’s determination of the FMRR and such dispute cannot be resolved on or before ninety (90) days prior to the expiration of the initial term, Landlord and Tenant will agree upon a mutually acceptable real estate broker familiar with rental rates along the Douglas Boulevard corridor and having not less than ten (10) years brokerage experience. The determination of such broker, to be received not later than sixty (60) days prior to the expiration of the initial term, will be binding on Landlord and Tenant; provided, however, that in no event will Annual Basic Rent during the first year of the Extended Term be less than that in effect during the immediately preceding Lease Year. Landlord and Tenant will share the cost of the services of any such broker. Annual Basic Rent for the Extended Term, established as set forth above, will be subject to an annual increase of three percent (3%) during each subsequent Lease Year of the Extended Term. Tenant will remain liable during the Extended Term for Tenant’s Percentage of any increases in Direct Expenses over the Direct Expenses Base (which will remain unchanged throughout the Extended Term). This Option to Extend is personal to Tenant and is not transferable to any subtenant or assignee.
          (c) Abated Rent. Landlord shall credit Tenant with its monthly Rent for the first 12 months of the Lease Term totaling $236,775.00 (the “Abated Rent”) and a Moving Allowance (as defined in Section 13). Tenant shall be credited with having paid the Abated Rent during the Lease Term, but only if Tenant has fully, faithfully and punctually performed all of Tenant’s obligations under the Lease, including the payment of all Rent (other than the Abated

Rent) and all other monetary obligations, and the surrender of the Premises in the physical conditions required under the Lease. Tenant acknowledges that its right to receive the Abated Rent and the Tenant Improvement/Moving Allowance is absolutely conditioned upon Tenant’s full, faithful, and punctual performance of its obligations under the Lease. Tenant’s default which remains uncured beyond any notice and cure period under the Lease shall cause the Abated Rent to become due and payable as Rent and the Tenant Improvement / Moving Allowance to be due and payable to Landlord as Additional Rent. Late payment of Rent does not constitute an uncured default for the purposes of the prior sentence so long as it is fully paid no later than 30 days after the due date (but interest and late fees shall be due and Landlord is not prohibited from pursuing its full legal remedies of a material default until it is paid.)
     4. POSSESSION. Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises to Tenant on the date above specified for the commencement of the term of this Lease, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration date of the above term be in any way extended, but in such event Tenant shall not be liable for any rent until Landlord delivers possession of the Premises to Tenant with Landlord’s work therein, if any, substantially completed. Should Landlord tender possession of the Premises to Tenant prior to the date specified for commencement of the term hereof, and Tenant elects to accept such prior tender, such prior occupancy shall be subject to all of the terms, covenants and conditions of this Lease, including the payment of rent.
     5. ANNUAL BASIC RENT. (As used in Paragraph 5, “Annual” and “Year” refer to twelve (12)-month periods based on the Lease term Commencement Date and each anniversary thereof, and not to calendar year.)
          (a) Tenant agrees to pay Landlord as Annual Basic Rent for the Premises the Annual Basic Rent designated in Paragraph 1 (subject to adjustment as provided in Paragraph 1) in twelve (12) equal monthly installments, each in advance on the first day of each and every calendar month during said term, except that the first month’s rent shall be paid upon the execution hereof. In the event the Term of this Lease commences or ends on a day other than the first day of a calendar month, then (i) the rental for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods and (ii) the Term shall begin on such date and shall include such partial month as well as the number of months specified for the Term in Paragraph 1. Tenant hereby acknowledges that Landlord shall not send monthly statements and invoices as a condition to Tenant paying any rent due under this Lease. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as “rent” shall be considered rent (x) for purposes of this Lease, except as expressly stated herein, and (y) for purposes of Section 502(b)(6) of the Bankruptcy Code (Title 11 U.S.C.). In addition to said Annual Basic Rent, Tenant agrees to pay the amount of the rental adjustments as and when hereinafter provided in this Lease. Said rental shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Paragraph 1 or to such other person or at such other place as Landlord may from time to time designate in writing. Tenant agrees to pay as additional rent to Landlord, upon demand, Tenant’s Percentage of any parking charges, utilities, surcharges, or any other costs levied, assessed or imposed by, or at the direction of or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the Premises or the parking facilities serving the Building or the Premises. Rent for the purposes of Section 365(d)(3) of the Bankruptcy Code (Title 11 U.S.C.) shall be prorated for any partial month in which the Tenant is a debtor in a case under the Bankruptcy Code and such prorated rent shall be deemed arising from and after the order for relief and shall be due in advance on the day after the day of filing the bankruptcy petition.
     6. RENTAL ADJUSTMENT.
          (a) Calculation of Direct Expenses. For the purpose of this Paragraph 6, the following terms are defined as follows:
               (1) Lease Year. The calendar year 2011, and each calendar year thereafter.
               (2) Tenant’s Percentage. Tenant’s portion of the total rentable area of the Building as set forth as a percentage in Paragraph 1 above, subject to proportionate increase or decrease if the rentable area of the Building is increased or decreased, but without regard to minor deviations between the actual footage and those used to compute Tenant’s Percentage. If such increase or decrease occurs during any Lease Year of the term of this Lease, then the Tenant’s Percentage shall be determined on the basis of the number of days during such Lease Year at each such percentage.
               (3) Direct Expenses Base. The “Direct Expenses Base” shall be equal to the annual Direct Expenses for the Building for the calendar year 2011, grossed up to what Direct Expenses would have been had the Building been ninety-five percent (95%) occupied throughout that year.
               (4) Direct Expenses. All direct costs of operation and maintenance of the Building (“Direct Expenses”) as determined by standard accounting practices, including the following costs by way of illustration, but not limitation: Real property taxes and assessments (as hereinafter defined) and any taxes or assessments hereafter imposed in lieu thereof; the net cost and expense of insurance for which Landlord is responsible hereunder or which Landlord or any first mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the operation of the Building, including rent interruption insurance; utilities; janitorial services; security; labor; costs incurred in the management of the Building, if any, including wages and salaries of employees used in the management, operation, repair and maintenance of the Building, and payroll taxes and similar governmental charges with respect thereto; air-conditioning; waste disposal; heating; ventilating; elevator maintenance; supplies; materials; equipment; tools; maintenance, costs, and upkeep of all parking and common areas; and costs of Landlord’s compliance with Laws referred to in Subparagraph 8(d), below. Tenant acknowledges and agrees that Landlord pays an allocated portion of the maintenance and landscaping expenses pursuant to the Covenants, Conditions and Restrictions and that such expenses are included in the Direct Expenses. Direct Expenses shall not include Landlord’s executive salaries or real estate brokers’ commissions, marketing, leasing or advertising costs. As used herein, the “Building” means the building in which Tenant’s premises are located and the real property on which the Building is located. If any item of the Building’s costs is not assessed, billed or charged separately from other leasable buildings owned or controlled by Landlord, then any such “common cost” shall be reasonably apportioned by Landlord between the Building and the other buildings subject to the “common cost.” The Direct Expenses that vary with occupancy and that are attributable to any Lease Year in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants will be adjusted by Landlord to the amount that Landlord reasonably believes they would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied. Direct Expenses shall also include: (i) administrative fees not to exceed ten percent (10%) of the annual Direct Expenses excluding therefrom such administrative fees; or (ii) actual management fees paid to a property manager unrelated to Landlord. All capital improvements shall be amortized in accordance with standard accounting procedures, with the currently amortized portion being a Direct Expense during the year when Landlord makes the alteration or equipment change and the balance of the amortization shall be a Direct Expense in subsequent years, except, however, as provided in the last sentence of Section 8(d) with regard to capital expenses made in response to Tenant’s alterations or equipment changes.
               Without limiting the foregoing, annual Direct Expenses shall also include: (i) all costs of maintaining, managing, reporting, commissioning, and recommissioning the Building or any part thereof that was designed and/or built to be sustainable and conform with the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or such other rating system applicable to the Building from time to time, and (ii) all costs of applying, reporting and commissioning the Building or any part thereof to seek certification under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating systems or such other rating system applicable to the Building from time to time; provided, however, the cost of such applying, reporting and commissioning of the Building or any part thereof to seek certification shall be a cost capitalized and thereafter amortized as an annual Direct Expense under standard accounting practices.
               Provided that a given cost of operating or maintaining the Building was not actually incurred in the Lease Year used to calculate the Direct Expenses Base, the fact that such cost was not included in the Direct Expenses Base shall not preclude Landlord from including such cost in Direct Expenses for subsequent Lease Years.
               Real property taxes and assessments shall include, but not be limited to, any and all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or the land on which the Building is located (including appurtenant property) or their operation, ordinary and extraordinary, substitute and additional, unforeseen as well as foreseen, present and future, of any kind and nature whatsoever, including without limitation, (i) real property taxes or assessments levied or assessed against the Building or the land on which the Building is located (including any appurtenant property interest subject to real property tax which, for purposes of this paragraph is deemed part of “the land”), (ii) assessments or charges levied or assessed against the Building or the land on which the Building is located by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or the land on which the Building is located, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or any project wherein the Building is located, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or any project wherein the Building is located, then any such taxes, assessments, levies and charges shall be deemed to be included in real property taxes and assessments.
               (5) Excess Expenses. Tenant’s Percentage of any increases in Direct Expenses over the Direct Expenses Base paid or incurred by Landlord during the current Lease Year in excess of the Direct Expenses Base. Tenant’s Percentage of such increases is hereinafter referred to as the “Excess Expenses.”
          (b) Payment of Excess Expenses.
               (1) Tenant shall pay Landlord an amount equal to the Excess Expenses as provided in this Subparagraph 6(b).
               (2) To provide for current payments of Excess Expenses, Tenant shall, at Landlord’s request, pay as additional rent during the first Lease Year after the Base Year and every Lease Year thereafter an amount equal to the Excess Expenses payable during such Lease Year, as estimated by Landlord from time to time. Such payment shall be made in monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first (1st) day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Lease Year, and then to make an adjustment in the following Lease Year based on the actual Excess Expenses paid or incurred for the prior Lease Year.
               (3) On or before April 1 of each Lease Year (commencing one year after the end of the Base Year), Landlord shall deliver to Tenant a statement setting forth the actual Excess Expenses for the preceding Lease Year; provided, however, that the failure of Landlord to supply such statement shall not constitute a waiver of Landlord’s right to collect for such Excess Expenses. If the actual Excess Expenses for the previous Lease Year exceed the total of the estimated monthly payments made by Tenant for such Lease Year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days after the receipt of the statement. If such total of the estimated monthly payments made by Tenant exceeds the actual Excess Expenses for such Lease Year, then Landlord shall credit against Tenant’s next ensuing monthly installment(s) of such estimated Excess Expenses for the then current Lease Year an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord at the expiration or earlier termination of this Lease, Landlord shall promptly pay Tenant the amount of such credit. With respect to the Lease Year in which the Lease expires or is terminated, Tenant shall, within thirty (30) days of Landlord’s demand therefor, pay to Landlord a reasonable estimate, as determined by Landlord of the actual Excess Expenses for any partial Lease Year in excess of Tenant’s payment for such Lease Year to date. Even though the term of this Lease has expired or the Lease is sooner terminated and Tenant has vacated the Premises when the actual Excess Expenses are determined for the final Lease Year or partial Lease Year, Tenant shall immediately pay any deficiency in excess of the total estimated monthly payments and Landlord shall immediately refund to Tenant any overpayment in excess of the actual Excess Expenses. Landlord and Tenant intend that the obligations of the preceding sentence shall survive the expiration or earlier termination of this Lease. The Excess Expenses in any partial Lease Year shall be prorated on a daily basis utilizing a three hundred sixty-five (365)-day year.
               (4) In the event of any dispute regarding the Direct Expenses, Tenant may audit the Direct Expenses for a period of 90 days following Landlord’s delivery of the statement setting forth the amount due by Tenant, Tenant’s audit shall be conducted by a reputable accounting firm approved by Landlord, and may not be on a contingency fee basis. The results of such audit shall be delivered to Landlord. Tenant’s election to conduct an audit shall not excuse or delay Tenant’s obligation to timely pay the Excess Expenses, If Tenant’s audit reveals a discrepancy, Landlord shall refund the overpayment to Tenant or Tenant shall pay an underpayment to Landlord, each within 30 days of receipt of notice of the completion f Tenant’s audit. If the audit reveals a discrepancy in excess of 5%, Landlord shall pay the reasonable cost of the audit. Tenant shall keep all information obtained through an audit strictly confidential.
               (5) Notwithstanding anything to the contrary in this Paragraph 6, the rental payable by Tenant shall in no event be less than the rental specified in Paragraph 5 hereof.
     7. SECURITY DEPOSIT. Tenant has deposited with Landlord the Security Deposit designated in Paragraph 1. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests hereunder) at the expiration of the Lease term, provided that Landlord may retain one-half of the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 5 hereof has been determined and paid in full. Should Landlord sell its interest in the Premises during the term hereof and if Landlord deposits with the purchaser thereof the then unappropriated funds deposited by Tenant as aforesaid, thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit.
     8. USE OF PREMISES; COMPLIANCE WITH LAWS AND REGULATIONS.
          (a) Tenant shall use the Premises for office purposes limited to executive, administrative and professional offices, and shall not use or permit the Premises to be used for any other purpose. Medical or dental offices, retail facilities or sales offices, and similar customer/patient related offices are specifically excluded. Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Building issued pursuant to the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or such other rating system applicable to the Building from time to time.
          (b) Tenant shall comply with all laws, ordinances, orders, regulations, rules, resolutions and other governmental requirements relating to the use, condition or occupancy of the Premises which may now or hereafter be in force, including, without limitation, the Americans with Disabilities Act of 1990, and applicable Environmental Laws as defined herein (collectively, the “Laws”). The cost of compliance with any of the Laws (including, without limitation, capital expenditures) shall be borne by Tenant. Tenant shall not use or occupy the Premises in violation of any Law or of the certificate of occupancy issued for the Building of which the Premises are a part, and shall, upon five (5) days’ written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of Law or of the certificate of occupancy. Tenant shall not use or occupy the Premises in any manner which is: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises; or (ii) in a manner which creates a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory including, but not limited to, Environmental Laws. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph 8. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance.
          (c) Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations relating to environmental protection or the use, analysis, generation, treatment, handling, storage, disposal, release, threatened release or transportation of any

Hazardous Materials (as hereinafter defined) including, but not limited to Environmental Laws. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept, used, generated, treated, handled, released, stored or disposed in, on, under or about the Building or Premises by Tenant, its agents, employees, contractors, licensees or invitees, without the prior written consent of Landlord. The term “Hazardous Materials” as used in this Lease includes any hazardous, toxic, contaminated or polluting substance, material or waste which is regulated by any local governmental authority or special district, the State of California or the United States Government, including any material, contaminant, pollutant, or substance which is: (i) designated as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste” or “restricted hazardous waste”; (ii) flammables or explosives; (iii) petroleum or petroleum products; (iv) asbestos; (v) polychlorinated biphenyls (“PCB”), or PCB-containing materials; (vi) radioactive materials; or (vii) materials or chemicals stated to be known to cause cancer or reproductive toxicity. In addition, the term “Hazardous Materials” shall also include those materials and substances which are deemed to be hazardous under applicable case law and/or common law theories including, without limitation, theories of nuisance and tort liability. Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant’s office operation on the Premises, so long as such use is in compliance with this Lease, all applicable Laws, and does not expose the Building, Property, Premises or any neighboring properties to any material risk of contamination or damage or expose Landlord to any liability therefor. Landlord makes no representation or warranty as to the presence of Hazardous Materials in, on, under, or emanating from or to the Building or Premises. Landlord has received no written notice of any Building or Premises violation of any applicable Laws regarding Hazardous Materials. “Environmental Laws” shall mean all federal, state and local laws, statutes, ordinances, codes, rules, regulations, standards, orders and requirements pertaining to Hazardous Materials, including the handling and exposure to Hazardous Materials, and/or environmental conditions in, on, under or about the Premises, the Property, or the Building, including soil and groundwater conditions, whether now in effect or which may hereafter come into effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”) (42 U.S.C. 9601 § et seq.); the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. § 6901 et seq.); the California Hazardous Waste Control Act (“HWCA”) (Cal. Health & Safety Code § 25100 et seq.); and the California Hazardous Substance Account Act (“HSAA”) (Cal. Health & Safety Code § 25300 et seq.).
          (d) Landlord shall be responsible for any structural alterations, and nonstructural alterations in portions of the Building or the parcel on which the Building is situated which are not reserved for the exclusive use of any tenant, and any equipment changes required by any Laws. The expense of Landlord’s compliance with Laws shall be a Direct Expense, all of which shall be an expense in the year when Landlord makes the alteration or equipment change; provided, however, that in the case of capital improvements, the currently amortized portion shall be a Direct Expense during the year when Landlord makes the alteration or equipment change and the balance of the amortization shall be a Direct Expense in subsequent years. As an exception to the foregoing, if any alterations are required to the Building or the parcel on which the Building is located as a result of any alterations or equipment changes made to the Premises by or on behalf of Tenant, then Tenant shall be responsible for the cost of the alterations to the Building or the parcel or the equipment changes.

          (e) The Building is certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or operated pursuant to Landlord’s sustainable building practices. All construction, maintenance and recycling and waste management methods and procedures, material purchases and disposal of waste must be in compliance with minimum standards and specifications (including, without limitation, the standards and specifications set forth in Exhibits A-4 (Construction Waste Management), A-5 (LEED Requirements and A-6 (Construction Indoor Air Quality), as the same may change from time to time), in addition to all applicable laws.
     9. PAYMENTS AND NOTICES. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Paragraph 1 above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail or by receipt confirmed facsimile transmission, provided a copy is also delivered by personal delivery or mail. Notices given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Building of which the Premises are a part, or to Landlord at its address designated in Paragraph 1. Either party may by written notice to the other specify a different address for notice purposes except that Landlord may in any event use the Premises as Tenant’s address for notice purposes. If more than one tenant is named under this Lease, service of any notice upon any one of said Tenants shall be deemed as service upon all of said tenants. Notwithstanding any provisions hereof to the contrary, notices required by law regarding unlawful detainer and other legal proceedings need be given only in the manner required by law. Notices personally delivered hereunder shall be deemed given when delivered and notices mailed hereunder shall be deemed given on the third calendar day after deposit in the United States Mail. Notices transmitted by facsimile shall be deemed delivered upon telephone confirmation or receipt thereof.
     10. BROKERS. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Paragraph 1. Landlord agrees to pay a leasing commission per Landlord’s separate agreement with Landlord’s Broker. Landlord’s Broker shall then pay a leasing commission to Tenant’s Broker in an amount equal to six percent (6%) of the total rental value payable by Tenant for the first sixty (60) rent-paying months of the Term within thirty (30) business days following the full execution of this Lease. Tenant and Landlord each represent and warrant to each other that no other broker has represented either of them or is otherwise entitled to a commission or fee in connection with the transactions contemplated in this Lease. Each party hereby indemnifies, defends and holds the other party harmless from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation set forth in this Paragraph 10. The provisions of this Paragraph 10 shall survive the termination of the Lease.
     11. HOLDING OVER. Tenant may only hold over after the expiration or earlier termination of the term hereof with the express prior written consent of Landlord. Acceptance of rent is not Landlord’s consent to holdover. Without Landlord’s express consent Tenant shall become a tenant at sufferance only at a rental rate equal to one hundred fifty percent (150%) of the rent in effect upon the date of such expiration (subject to adjustment as provided in Paragraph 6 hereof and prorated on a daily basis). Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal.

The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify, protect, defend and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. Such indemnity shall survive the expiration of this Lease.
     12. TAXES ON TENANT’S PROPERTY. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event at Tenant’s sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.
     13. CONDITION OF PREMISES. At Landlord’s sole cost and expense, Landlord shall provide new Building standard carpet and paint throughout the interior of the Premises, in colors mutually acceptable to Landlord and Tenant. Additionally, Landlord will provide to Tenant a Tenant Improvement Improvement/Moving allowance in the amount of five dollars ($5.00) per usable square foot (the “Tenant Allowance”) which shall be paid by Landlord no earlier than Lease commencement on receipt of Tenant’s invoice. Except as provided above in this Section 13, the Premises shall be delivered by Landlord and accepted by Tenant in their “as-is” condition; provided that Landlord warrants that all existing lights, HVAC, electrical and base operating features and systems within the Premises shall be in good working order as of the Commencement Date and delivery of the Premises to Tenant. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall establish that the Premises and the Building were at such time in satisfactory condition and that Tenant has accepted the condition of the Premises and the Building in their “as-is” condition. Notwithstanding the foregoing, to Landlord’s current, actual knowledge (without duty of investigation or further inquiry), the Premises were constructed in accordance with applicable laws then in effect. Landlord has received no written notice of any pending or threatened action or proceeding relating to a violation of any law, including the Americans with Disabilities Act (“ADA”) governing the Premises. Landlord indemnifies Tenant with respect to ADA compliance of the Building, but only with respect to common area portions thereof.
     14. ALTERATIONS.
          (a) Tenant shall make no alterations, additions or improvements in or to the Premises (collectively, “Alterations”) without Landlord’s prior written consent, and then only by a contractor, engineer or mechanic designated or approved by Landlord. Landlord may withhold its consent to such Alterations in its sole discretion if the proposed Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems; in all other circumstances, Landlord agrees not to unreasonably withhold its consent to proposed Alterations. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord’s free access to mechanical installations or service facilities serving the Building or the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities or proper sprinkler coverage in the Premises. All such work shall be done at such times and in such manner as Landlord may from time to time designate. Tenant covenants and agrees that all work done by Tenant or at Tenant’s request shall be performed in full compliance with all Laws, and in full compliance with the rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, or of any similar body. All such Alterations must conform to (and Tenant will comply with) the Building’s then-existing standards and requirements for (1) Tenant Improvements, (2) Construction Waste Management, (3) LEED Requirements and (4) Construction Indoor Air Quality (such standards are, as of the execution hereof, respectively set forth in Exhibits A-3, A-4, A-5 and A-6 attached hereto, but are subject to modification from time to time). Tenant shall pay Landlord all reasonable costs incurred by Landlord in connection with the proposed Alterations (including, but not limited to, costs incurred in reviewing the plans and specifications therefor and in administering or managing the construction of the Alterations); at Landlord’s option and prior to the commencement of the Alterations, Tenant shall deposit with Landlord the estimated cost of the foregoing along with the cost of making any alterations to the Building or the parcel if such costs are Tenant’s expense pursuant to Subparagraph 8(d) above, it being agreed that any surplus shall be returned to Tenant following the completion of the Alterations in compliance with this Subparagraph 14(a). Neither Landlord’s approval or supervision of any Alterations, nor Landlord’s designation or recommendation of any contract or supplier in connection therewith, shall be deemed a warranty as to the design, workmanship, or quality of materials or the compliance of the Alterations with any governmental requirements. Before commencing any work, Tenant shall give Landlord at least five (5) days’ written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by either party including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, given when the Alterations are approved by Landlord, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord’s option, shall pay to the Landlord the reasonable costs of such removal and repair.
          (b) All articles of personal property and all business and trade fixtures, machinery and equipment, cabling, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. Tenant shall dispose of in an environmentally sustainable manner any equipment, furnishings, or materials no longer needed by Tenant and shall recycle or re-use in accordance with Landlord’s sustainability practices. Tenant is responsible for reporting this activity to Landlord in a format determined by Landlord. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in a reasonable manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such reasonable price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal, storage and sale of said effects. Landlord and Tenant agree that the obligations and rights set forth in this Subparagraph 14(b) shall survive the expiration or earlier termination of this Lease.
          (c) Landlord reserves the right at any time and from time to time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Premises if required so to do by any Law) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof, to change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Subparagraph 14(c) shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Law and nothing contained in this Subparagraph 14(c) shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Building or any part thereof other than as otherwise provided in this Lease.
          (d) Notwithstanding anything to the contrary in this Lease, with Landlord’s prior written consent and subject to the requirements set forth herein, Tenant may, at its sole cost and expense, (i) connect or obtain data/voice telecommunications services from the Building communications closet (the “Main Point of Entry”); (ii) connect or install cabling or wiring for an interior network or an intermediate distribution facility from the Main Point of Entry; or (iii) connect or install cabling or wiring for any other purpose in the Premises. Tenant shall be responsible for all data/voice, telecommunications, interior network, or computer cabling or wiring which are located in the Premises or which exclusively serve the Premises from the Main Point of Entry, whether or not installed by Tenant (collectively, the “Cabling”). Prior to such installation or connection, Tenant shall submit (x) a detailed description and diagram of the work or Alterations (the “Wiring Floor Plan”) to Owner, which shall include the specifications, location, and connection to the Main Point of Entry, any preexisting Cabling, and/or Building facilities (y) any proposed penetrations in firewalls and (z) the proposed cabling contractor. Tenant agrees that all Cabling installed pursuant to the Wiring Floor Plan and all necessary and related data/voice equipment shall be installed, configured, maintained, and, at end of Lease Term, removed by a licensed reputable contractor at Tenant’s sole expense. Landlord shall have no liability or responsibility for any direct, indirect, incidental or consequential damages including, but not limited to, damages from loss of profits or loss of data resulting from failure of cabling infrastructure or network hardware provided by Landlord. Such Alterations and work required in the Wiring Floor Plan shall comply with this Paragraph 14. The Wiring Floor Plan shall become Exhibit A-7 and shall be attached and incorporated herein at such time when Landlord receives and approves such Wiring Floor Plan.
          (e) Satellite Dish.
               (1) Permission. Subject to the terms and conditions contained in Section 14 of the Lease regarding Alterations, Tenant shall have the right, at its sole cost, to cause to be placed, on the roof of the Building a satellite dish not to exceed 42” in diameter for the purpose of receiving communications signals (the “Dish”). Other than the equipment described in the foregoing sentence and depicted on Exhibit C to this Lease, Tenant shall not erect, construct, place or permit any television, radio, telecommunications or other electronic towers, aerials, antennas, satellite dishes or devices of broadcast or reception or other means of communication on the Premises or Building without Landlord’s prior written consent, which consent may be withheld at Landlord’s sole and absolute discretion.
               (2) Installation. Tenant shall utilize existing roof penetrations and is responsible for ensuring that the Dish will not void or limit any warranty or guaranty with respect to the roof of the Building. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord as a result of any such impairment of such warranty or guaranty upon demand. Any work involving penetration of the roof or any walls or parapets may, at the option of Landlord, be done by Landlord’s contractors at Tenant’s cost, notwithstanding any contrary provision in this Lease, and Tenant shall pay any amount invoiced by Landlord for the costs of such construction within 10 days after being billed therefore by Landlord. Tenant’s plans shall include appropriate provision to reasonably shield the Dish from view from the publicly accessible areas of the Building so that the height of the Dish shall not be visible above the main parapet of the Building. Tenant shall indemnify, defend, and hold harmless Landlord from any and all liability associated with the construction, placement, location, or operation of the Dish and any matter arising from the Dish.
               (3) Interference. On or prior to the date the Dish is made operational, Tenant shall provide such evidence as Landlord reasonably requires that the operation of the Dish will not interfere with the communications equipment maintained by Landlord or any other tenant of the Building or any user or occupant of any property in the immediate area of the Building. Tenant shall maintain the Dish in accordance with good commercial practice for operators of similar equipment, in a manner that does not materially increase the risk of liability to Landlord and shall periodically and in accordance with the sound practices of operators of similar equipment, test the Dish to insure that it is operating within the parameters of the specifications of the manufacturer of the equipment.
               (4) Removal. Landlord may require, in connection with Tenant’s vacation of the Premises after the expiration or earlier termination of the Term of this Lease or after any default, that Tenant remove the Dish. If such removal is required, then either (i) Landlord’s contractors shall perform such removal and charge the cost to Tenant or (ii) if

Tenant performs such removal, Tenant shall at its sole cost restore the roof of the Building to the condition of the roof prior to the installation of the Dish. Notwithstanding the foregoing, Tenant shall not have the right to perform the work itself if the Lease is terminated after a default. If at any time, Landlord notifies Tenant that the Dish is interfering with any equipment installed by Landlord or any other tenant of the Project, Tenant agrees to take all steps necessary to resolve such interference. Except as expressly provided in this Section, Tenant shall have no right to enter onto the roof of the Building.
               (5) If any such equipment provides services for parties other than Tenant, the area of the roof upon which such equipment is located shall have a Rental Rate assigned and rent shall be payable by Tenant with respect thereto.
          (f) Any and all Tenant Improvement work and/or Alterations will be performed in accordance with Landlord’s sustainability practices, including the standards and specifications set forth in Exhibits A-4 (Construction Waste Management), A-5 (LEED Requirements), A-6 (Construction Indoor Air Quality) and any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time. Tenant further agrees to engage a qualified third party LEED or similarly qualified professional during the design phase through implementation of any Tenant Improvement work and/or Alterations to review all plans, material procurement, demolition, construction and waste management procedures to ensure they are in full conformance to Landlord’s sustainability practices, as aforesaid.
     15. REPAIRS.
          (a) By taking possession of the Premises, Tenant shall have accepted the Premises as being in good and sanitary order, condition and repair. Tenant shall, when and if needed or whenever requested by Landlord to do so, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including all windows and doors, to keep, maintain and preserve the Premises in first class condition and repair. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when received, reasonable and ordinary wear and tear thereof excepted. Except as provided in Subparagraph 15(b) hereof, Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, the Building or the common areas, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building.
          (b) Notwithstanding anything to the contrary contained in Subparagraph 15(a) above, Landlord shall repair and maintain the common areas described in Subparagraph 2(b) and the structural portions of the Building, including without limitation the roof, foundation, exterior walls, basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord. If the maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Paragraph 23 hereof there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives California Civil Code Sections 1932(1), 1941 and 1942 and any other applicable existing or future law, ordinance or governmental regulation permitting Tenant to make repairs at Landlord’s expense.
               (c) Anything to the contrary in Subparagraphs 15(a) and (b) above notwithstanding, Tenant, at Tenant’s sole cost and expense, shall make any and all improvements, changes, maintenance or repairs to the Premises, which are required for compliance with Laws.
               (d) Tenant acknowledges that Landlord shall have no obligation to maintain, repair, replace or remove the Cabling. Tenant shall be solely responsible for maintaining the Cabling; provided, however, that Tenant may, at Tenant’s expense, contract with SBC or another reputable licensed contractor approved by Landlord to maintain the Cabling, provided, however, that Landlord, at Landlord’s option and upon thirty (30) days’ notice to Tenant, may undertake the responsibility for the maintenance of some or all of the Cabling, in which event, the cost of such maintenance may be included as a “Direct Expense” under Subparagraph 6(a) above.
               (e) All maintenance and repairs made by Tenant must comply with Landlord’s sustainability practices, including the standards and specifications set forth in Exhibits A-4 (Construction Waste Management), A-5 (LEED Requirements and A-6 (Construction Indoor Air Quality) and any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time.
          16. LIENS. Tenant shall not permit any mechanic’s, materialman’s or other liens to be filed against the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, and Tenant does not remove such liens within ten (10) days after written notice by Landlord to tenant, then Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including without limitation payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord, at once upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.
          17. ENTRY BY LANDLORD. Landlord reserves and shall have the right to enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, and/or to perform any acts required of but not done by Tenant as provided in Paragraph 35 hereof, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Landlord shall use commercially reasonable efforts to coordinate its entry and work in the Premises with Tenant in order to not unreasonably interfere with Tenant’s business operations. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon or about the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord.
     18. UTILITIES AND SERVICES.
          (a) Provided that Tenant is not in default hereunder, Landlord agrees to furnish to the Premises during Business Hours subject to the conditions of and in accordance with the standards set forth in writing by Landlord from time to time during the term of this Lease and delivered to Tenant, reasonable quantities of electric current for normal lighting and fractional horsepower office machines, water for lavatory and drinking purposes, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupation of the Premises, janitorial service (standard service provided five (5) days a week) and elevator service by non-attended automatic elevators. Landlord reserves the right to change electricity providers at any time and to purchase green or renewable energy. Tenant acknowledges and agrees that Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant’s carelessness or the nature of Tenant’s business. Landlord’s obligation regarding any heating, ventilation and air conditioning (“HVAC”) and electrical systems shall be limited to the Building’s standard central HVAC and electrical systems, and Landlord shall have no obligation to maintain or repair any HVAC or electrical system that has been installed to accommodate Tenant’s specific use of the Premises (provided, however, that any contractor retained by Tenant to maintain or repair any such HVAC or electrical system shall be subject to Landlord’s reasonable approval). Landlord shall not be obligated to service, maintain, repair or replace any system or improvement in the Premises that has not been installed by Landlord at Landlord’s expense, or which is a specialized improvement requiring additional or extraordinary maintenance or repair (by way of example only, if the standard premises in the Building contain fluorescent light fixtures, Landlord’s obligation shall be limited to the replacement of fluorescent light tubes, irrespective of any incandescent fixtures that may have been installed in the Premises at Tenant’s expense). Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, acts of terrorism or events of national emergency or for any other causes. Tenant hereby waives the provisions of

California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of any services to be provided under this Lease. If Tenant requires or utilizes more water or electric power than is considered reasonable or normal by Landlord, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage. In addition, Landlord may install separate meter(s) for the Premises, at Tenant’s sole expense, and Tenant thereafter shall pay all charges of the utility providing service.
          (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected by reason of any lights, machines or equipment used by Tenant in the Premises, or by the occupancy of the Premises by more persons than are contemplated by the design criteria of the HVAC systems, then Landlord shall have the right to install machines or equipment that Landlord reasonably deems necessary to restore temperature balance, including modifications to the standard air-conditioning equipment and electrical systems serving the Premises. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.
          (c) Tenant acknowledges and agrees that Tenant’s use of the Premises outside the generally recognized business days and hours for the Building (the “Business Hours”) will impose an additional burden on Building services such as janitorial service, elevator service, fluorescent tube replacement and HVAC service, the cost of which services shall be paid to Landlord by Tenant as “after hours rent” upon demand. Landlord’s Business Hours shall be Monday through Friday, 7:00 A.M. — 6:00 P.M., Saturday, 8:00 A.M. — 1:00 P.M. national and state holidays excepted. Notwithstanding the first sentence of Subparagraph 18(a), such services are available twenty-four (24) hours per day subject to the charge. The current charge for “after hours” HVAC services as of Lease Commencement is $25.00 per hour per unit activated. Tenant acknowledges such “after hours” charge is subject to change upon advance written notice to Tenant.
     19. BANKRUPTCY. If Tenant shall file a petition in bankruptcy under any Chapter of the Bankruptcy Act as then in effect, or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within sixty (60) days from the date thereof, or if a receiver or trustee be appointed of Tenant’s property and the order appointing such receiver or trustee not be set aside or vacated within thirty (30) days after the entry thereof, or if the Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law devolve or pass to any person or persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 25(b) below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 19.
     20. INDEMNIFICATION. Tenant shall, during the entire term hereof and during any rent-free period of prior occupancy, indemnify, defend, protect and hold harmless Landlord against and from any and all claims arising from (i) Tenant’s use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises, (ii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, (iii) the presence of, use, generation, possession, transportation, handing, treatment, release, or disposal of Hazardous Materials in the Premises, Property or Building caused or permitted to be caused by Tenant, or any party under Tenant’s control, and/or (iv) any act, neglect, fault or omission of Tenant, or of its agents or employees, or any party under Tenant’s control, and Tenant shall further indemnify, defend, protect and hold harmless Landlord from and against all costs, attorneys’ fees, consultants’ fees, expenses and liabilities incurred in or about any such claims or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel selected by Tenant and reasonably approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby voluntarily assumes all risk of damage to property or injury or death to persons in, upon or about the Premises from any cause whatsoever except that which is caused by Landlord’s gross negligence, willful misconduct or failure to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice of such failure, and Tenant hereby waives all its claims in respect thereof against Landlord. The provisions of this Paragraph 20 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.
     21. DAMAGE TO TENANT’S PROPERTY. Except resulting from the gross negligence or intentional misconduct of Landlord or its agents, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, contaminated air, gas, electricity, water or rain which may leak from or flow into any part of the Building or from the breakage, leakage, obstruction or other defects in any pipes, appliances, sprinklers, wires, HVAC, fixtures or plumbing works whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant or occupant of the Building, or of any employee, agent, contractor, licensee or invitee of any such tenant or occupant. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.
     22. INSURANCE.
          (a) Tenant shall, during the entire term hereof and during any rent-free period or period of prior occupancy, at its sole cost and expense, obtain, maintain and keep in full force and effect, with Tenant, as the named insured, and Landlord, the mortgagees of Landlord, the fee owners of the property if such fee owners are not Landlord and the property manager, named as

(i) additional insureds with regard to the liability insurance referenced in Subparagraph 22(a)(2) below, and (ii) loss payees as their respective interests may appear with respect to the property insurance referenced in Subparagraph 22(a)(1) below:
               (1) Commercial property insurance covering loss or damage by fire and all other perils covered on an ISO Causes of Loss Special Form, including wind, hurricane, sprinkler leakage, and vandalism and malicious mischief endorsements, which insurance shall cover property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, Tenant Improvements, Alterations, furniture, fittings, installations, fixtures, plate glass and any other personal property, in an amount not less than the full replacement cost of the Tenant Improvements and/or Alterations thereof. Such policy shall contain a per occurrence deductible of no greater than Five Thousand Dollars ($5,000). In the event that there shall be a dispute as to the amount which comprises full replacement cost, the decision of Landlord or the mortgagees of Landlord shall be conclusive.
               (2) Commercial General Liability insurance written on an ISO “occurrence” form or its equivalent applying to the use and occupancy of the Premises, and the business operated by Tenant or any other occupant. Such insurance shall include broad form contractual liability insurance coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum bodily injury and property damage combined single limit of liability of at least Two Million Dollars ($2,000,000), and a general aggregate limit of at least Four Million Dollars ($4,000,000). The general aggregate limit shall apply exclusively to the Premises. All such policies shall be written to apply to all bodily injury, property damage, personal injury and other covered loss, however occasioned, arising out of Tenants use, occupancy, and maintenance in, upon or about the Premises during the policy term, and shall be endorsed to provide that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also contain endorsements or specific coverage to the extent such coverage is included in the policy’s form: (i) deleting any employee exclusion on personal injury coverage; (ii) including employees as additional insureds; (iii) deleting any liquor liability exclusion; (iv) providing for coverage of employer’s automobile non-ownership liability; (v) adding fire legal liability coverage of at least One Million Dollars ($1,000,000) per any one occurrence, subject to a general aggregate limit of at least Two Million Dollars ($2,000,000); and (vi) deleting any work/product exclusion, so that coverage will exist for damage resulting from work performed on the Premises or the Building or common areas whether by Landlord, Tenant or contractors or subcontractors working directly or indirectly for either; (vii) a specific endorsement insuring Tenant’s indemnity obligations to Landlord pursuant to Paragraph 20, (viii) personal and advertising injury of at least One Million Dollars ($1,000,000) per Person/Organization, subject to a general aggregate limit of at least Two Million Dollars ($2,000,000), and (ix) blanket contractual liability insurance. The insurance required by the foregoing provisions of this Subparagraph 22(a)(2) shall provide for severability of interests; shall provide that an act or omission of one of the named or additional insureds shall not reduce or avoid coverage to the other named or additional insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

               (3) Business income and/or extra expense insurance in such amounts sufficient to insure payment of rent and all other expenses to be borne by Tenant under this Lease, due to any interruption of Tenant’s business by reason of the Premises or personal property being damaged by fire or other perils covered on an ISO Causes of Loss — Special Form or its equivalent. In addition, such coverage shall be written on an agreed amount Basis. Tenant acknowledges that it assumes all risks of loss due to interruption of Tenant’s business by any cause.
               (4) Worker’s Compensation coverage for statutory limits required by law in California, and employer’s liability insurance with limits of Five Hundred Thousand Dollars ($500,000) each accident; Five Hundred Thousand Dollars ($500,000) disease — policy limit; and Five Hundred Thousand Dollars ($500,000) each employee, and in a form satisfactory to Landlord.
               (5) Any other form or forms of insurance as Landlord or mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.
               (6) Umbrella or excess liability insurance is to be excess over the Commercial General Liability, Automobile Liability and Employers’ Liability Insurance. The umbrella liability or excess liability policy shall be written on an “occurrence” form with a limit of liability of Five Million Dollars ($5,000,000) and a self-insured retention no greater than Ten Thousand Dollars ($10,000). Such policies shall name Landlord as an additional insured and shall be primary to any insurance maintained by Landlord. The requirements contained in this Subparagraph 22(a)(6) may be satisfied by increasing the limits otherwise required on the Tenant’s Commercial General Liability policy to equal the sum of the limits required for both the Commercial General Liability policy and the umbrella or excess policy.
          (b) All policies shall be taken out with insurers licensed to do business in California with a current Best Rating acceptable to Landlord and in form satisfactory from time to time to Landlord. Certificates of insurance evidencing all such insurance and acceptable to the Landlord shall be filed with Landlord prior to occupancy of the Premises and at least ten (10) days prior to the expiration of the term of each policy thereafter. Such certificates of insurance must specifically show all the special policy conditions required in Subparagraph 22(a), including “additional insured,” “waiver of subrogation,” “notice of cancellation,” and “primary insurance” wording applicable to each policy. Alternatively, a certified, true and complete copy of each properly endorsed policy may be submitted. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof. Tenant shall furnish Landlord with proof of renewal or binders for new insurance at least thirty (30) days before the expiration date of each policy.
          (c) In the event of damage to or destruction of the Building entitling Landlord to terminate this Lease pursuant to Paragraph 23 hereof, if the Premises have also been damaged, Tenant will immediately pay to Landlord all of its insurance proceeds relating to the Tenant Improvements and Alterations in the Premises. If the Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the Tenant Improvements, the alterations and the Premises.
          (d) Landlord covenants and agrees that throughout the term it will insure the Building and all fixtures and equipment related thereto (excluding any property with respect to which Tenant is obliged to insure pursuant to the provisions of Subparagraph 22(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the metropolitan area in which the Premises are located, but not less than the full replacement cost thereof. Landlord may, but shall not be obliged to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Further, Tenant shall not settle any claim or accept any proceeds in satisfaction of any claim involving damage to the Premises or liability of Landlord without Landlord’s prior written consent. Landlord will not be required to (but may) carry insurance of any kind on Tenant’s furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease; and Landlord shall not be obligated to repair any damage thereto or replace the same.
          (e) Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building or any Tenant Improvements. In the event Tenant’s occupancy or conduct of business in or on the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use or occupancy of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.
          (f) If any insurance policy carried by Landlord, as provided in Subparagraph 22(d) above, shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use of occupation of the Premises or any part thereof by Tenant or by any assignee or sub-tenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 22(f), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligation hereunder and Landlord shall have no obligation to attempt to remedy such default.
          (g) Any policy or policies of commercial general liability, worker’s compensation, fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance required under this Lease.
          (h) If the limits of available liability coverage required herein become substantially reduced as a result of claim payments, Tenant shall immediately, at its own expense, purchase insurance to reinstate the limits of liability coverage required by this Lease.
          (i) Landlord, its agents and employees make no representation that the limits of liability specified to be carried by Tenant pursuant to this Paragraph 22 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant may obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole expense.
          (j) Landlord hereby reserves the right to make changes at any time to the insurance requirements herein should new exposures be brought to light or new insurance products become available during the term of this Lease. Tenant shall add as additional insureds to the insurance policies required by this Paragraph 22 such other persons as Landlord may from time to time reasonably require.
     23. DAMAGE OR DESTRUCTION.
          (a) In the event the Building and/or the Tenant Improvements are damaged by fire or other perils covered by Landlord’s extended coverage insurance, Landlord shall:
               (1) In the event of total destruction, at Landlord’s option within a period of ninety (90) days thereafter, commence repair, reconstruction and restoration of said Building and/or Tenant Improvements and prosecute the same diligently to completion in which event this Lease shall remain in full force and effect; or within said ninety (90)-day period elect not to so repair, reconstruct or restore said Building and/or Tenant Improvements, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said ninety (90)-day period. In the event Landlord elects not to restore said Building and/or Tenant Improvements, this Lease shall be deemed to have terminated as of the date of such total destruction.
               (2) In the event of a partial destruction of the Building and/or the Tenant Improvements, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Building and/or the Tenant Improvements may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and the Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall in such event terminate. Under any of the conditions of this Subparagraph 23(a)(2), Landlord shall give written notice to Tenant of its intention within said ninety (90)-day period. In the event Landlord elects not to restore said Building and/or Tenant Improvements, this Lease shall be deemed to have terminated as of the date of such partial destruction.
          (b) Upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid and/or for insurance and indemnity obligations pertaining to events occurring prior to lease termination.
          (c) In the event of repair, reconstruction and restoration by Landlord as herein provided, the rental provided to be paid under this Lease shall be abated proportionately with the degree of objective interference with the reasonable use of the Premises for office space, during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.
          (d) Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23. Notwithstanding anything to the contrary contained in this Paragraph 23, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the occurrence of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall be deemed terminated as of the end of said one (1)-year period.
          (e) In the event the Premises or the Building are damaged by a risk not covered by Landlord’s insurance, then Landlord shall have the option either to (1) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately abated as hereinabove provided, or (2) give notice to Tenant at any time within ninety (90) days after such damage terminating this Lease. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate and the rent, reduced by any proportionate reduction based upon the extent, if any, to which said damage interfered with the use and occupancy of Tenant, shall be paid to the date of such termination. Landlord agrees to refund the Tenant any rent theretofore paid in advance for any period of time subsequent to such date.
          (f) It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

          (g) Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the term of this Lease or any extension hereof.
          (h) Landlord and Tenant each hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4), and any other applicable existing or future law, ordinance or regulation with respect to damage or destruction of leased premises or with respect to the termination of a lease agreement in the event of such damage or destruction.
     24. EMINENT DOMAIN. In case the whole of the Premises, or such part thereof as shall substantially interfere with the reasonable use of the premises as office space, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the reasonable use of the Premises as office space, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. If there is no substantial interference or if there is substantial interference, but neither party elects to terminate, Landlord shall promptly proceed to restore the Premises to substantially the same condition as the Premises existed prior to such partial taking, to the extent possible by application of the condemnation proceeds only, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the premises.
     25. DEFAULTS AND REMEDIES.
          (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:
               (1) The vacation or abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) days or longer while in default of any material provision of this Lease.
               (2) The failure by Tenant to make any payment of Annual Basic Rent under Paragraph 5 or estimated Excess Expenses under Subparagraph 6(b)(2), when such payments are due. Tenant may be late one time in the first year of the Lease without a default being declared., so long as Tenant pays such Rent no later than 5 business days after such payment was due.

               (3) Other than as specified in Subparagraph 25(a)(2), the failure by Tenant to make any other payment required to be made by Tenant hereunder, within thirty (30) days after demand.
               (4) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(1), (2) or (3) above, where such failure shall continue for a period of ten (10) days after the giving of written notice thereof from Landlord to Tenant, unless the default is of such a character as to require more than ten (10) days to cure, and Tenant shall have commenced such cure within such ten (10)-day period and is pursuing such cure with reasonable diligence. Notwithstanding the foregoing, if Landlord notifies Tenant that a particular failure endangers persons or property, Tenant shall be in default unless Tenant immediately commences to cure the failure and pursues such cure to completion using prompt diligence. To the extent permitted by law, such ten (10)-day notice shall constitute the sole and exclusive notice to be given to Tenant under applicable unlawful detainer statutes.
               (5) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.
          (b) In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:
               (1) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
               (2) the worth at the time of award of the amount by which the unpaid rent which would have been reasonably earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
               (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus
               (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.
               As used in Subparagraphs 25(b)(1) and (2) above, the “worth at the time of award” is computed by allowing interest at the maximum rate permitted by law per annum.

As used in Subparagraph 25(b)(3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
          (c) In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.
          (d) Landlord shall also have the remedy described in California Civil Code Section 1951.4 (i.e., the right to continue the Lease in effect and recover rent as it becomes due). In such event, Landlord may continue this Lease in full force and effect, and this Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this Subparagraph 25(d) shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease.
               If Landlord elects to relet the Premises as provided in this Subparagraph 25(d), rent that Landlord receives from reletting shall be applied to the payment of:
               (1) First, any indebtedness from Tenant to Landlord other than rent due from Tenant;
               (2) Second, all costs, including for maintenance, incurred by Landlord in reletting;
               (3) Third, rent due and unpaid under this Lease. After deducting the payments referred to in this Paragraph, any sum remaining from the rent Landlord receives from reletting shall be held by Landlord and applied in payment of future rent as rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date rent is due under this Lease, the rent received from the reletting is less than the rent due on that date, Tenant shall pay to Landlord, in addition to the remaining rent due, all costs, including for maintenance, Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this Subparagraph 25(d).
          (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and

Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated. Any waiver must be in writing and such express waiver shall not affect defaults other than as specified in the waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.
          (f) As used in this Lease, except as expressly stated herein, the term “rent” shall refer to Annual Basic Rent, Excess Expenses and any other sum required to be paid to Landlord under this Lease.
     26. ASSIGNMENT AND SUBLETTING. No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Paragraph 26.
          (a) Tenant shall not without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. For purposes of this Lease, transfers by “operation of law” shall also include transfers which arise upon the death of an individual tenant by testacy or intestacy. If Tenant is a limited liability company, or corporation which, under the laws of California, is not deemed a public corporation, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such limited liability company, corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment for the purposes of this Paragraph 26.
          (b) If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give written notice to Landlord not later than thirty (30) days prior to the effective date of such proposed assignment or subletting, setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant by providing to Landlord a copy of the proposed or executed sublease or assignment. Tenant shall promptly supply Landlord with such information concerning the business background, type of office use and operation and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given and any such additional information is supplied, either to sublet such space from Tenant at the lower of the rental offered by Tenant to the proposed subtenant, or the rental set forth in this Lease, for the term set forth in Tenant’s notice, or, in the case of an assignment, to terminate this Lease.
          (c) Landlord shall be permitted to consider any reasonable factor in determining whether or not to withhold its consent to a proposed assignment or sublease.

Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to assignment or sublease, it shall be reasonable for Landlord to withhold its consent if any of the following conditions are not satisfied:
               (1) The proposed transferee shall be at least as creditworthy as is Tenant as of the date of this Lease and shall have the financial strength and stability to perform all obligations under this Lease to be performed by Tenant;
               (2) The proposed use of the Premises by the transferee shall (i) comply with the provisions of Paragraph 8 hereof, (ii) be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) not increase the likelihood of damage or destruction, (iv) not increase the density of occupancy of the Premises or increase the amount of pedestrian and other traffic through the Building, (v) not be likely to cause an increase in insurance premiums for insurance policies applicable to the Building, (vi) not require new tenant improvements incompatible with then-existing Building systems and components, (vii) not require Landlord to make modifications to the Building, (viii) not increase the electrical or HVAC usage in the Premises, and (ix) not otherwise have or cause a material adverse impact on the Premises, the Building, the Property, or Landlord’s interest therein;
               (3) Tenant or such transferee shall, prior to occupancy, deliver to Landlord any increase in the Security Deposit required by Landlord’s then-current standards for delivery of security deposits by tenants;
               (4) The proposed transferee shall not be an existing tenant or occupant of the Building or a person or entity with whom Landlord is then dealing, or with whom Landlord has had any dealings within the previous six (6) months, with respect to the leasing of space in the Building;
               (5) Any ground lessor or mortgagee whose consent to such transfer is required fails to consent thereto;
               (6) Any proposed subletting shall not result in more than two (2) subleases of portions of the Premises being in effect at any one time during the Term;
               (7) At the time of the request, no event of default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing;
               (8) In the case of a sublease, the monthly rental per square foot of Rentable Area of the Premises offered to the sublessee shall be not less than the monthly base rent per square foot of Rentable Area then being offered by Landlord in connection with new leases of comparable space similarly improved for terms of similar length, and Tenant shall not grant greater amounts of “free rent” or other economic concessions in excess of the concessions then being granted by Landlord in connection with similar new leases; and
               (9) No sub-subleasing shall be permitted.

     Tenant shall have the burden of demonstrating that each of the foregoing conditions has been satisfied.
          (d) Provided Landlord has consented to such assignment or subletting in writing, Tenant may assign or sublet the Premises to any third party subject to the following conditions:
               (1) At the time of the transfer, no event of default under this Lease, or under any other lease between Tenant and Landlord or any affiliate of Landlord, shall have occurred and be continuing;
               (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;
               (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;
               (4) No assignee or sublessee shall have a further right to assign or sublet without Landlord’s consent thereto in each instance; and
               (5) (i) In the event Tenant sublets the entire Premises or any part thereof, Tenant shall deliver to Landlord seventy-five percent (75%) of any “excess rent” (as such term is hereinafter defined) within thirty (30) days of Tenant’s receipt thereof pursuant to such subletting. As used herein, “excess rent” shall mean any sums or economic consideration per square foot of the Premises received by Tenant pursuant to such subletting in excess of the amount of the rent per square foot of the Premises payable by Tenant under this Lease applicable to the part or parts of the Premises so sublet; provided, however, that no such “excess rent” shall be payable until Tenant shall have recovered therefrom the costs incurred by Tenant for brokerage commissions and other concessions and costs in conjunction with such subletting; (ii) In the event Tenant assigns this Lease, Tenant shall deliver to Landlord seventy-five percent (75%) of any “excess payment” (as such term is hereinafter defined) within thirty (30) days of Tenant’s receipt thereof pursuant to such assignment. As used herein, “excess payment” shall mean the amount of payment received for such assignment of this Lease in excess of the rent payable by Tenant under this Lease; provided, however, that no “excess payment” shall be payable until Tenant shall have recovered therefrom the costs incurred by Tenant for brokerage commissions and other concessions and costs in conjunction with such assignment.
          (e) Notwithstanding the provisions of Subparagraphs 26(a) and (b) above, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent and without extending any recapture or termination option to Landlord, to any corporation which controls, is controlled by or is under common control with Tenant (“Tenant’s Affiliate”), provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease, and (iii) the use of the Premises under Paragraph 8 remains unchanged. The right to assign or sublet to Tenant’s Affiliate is personal to original Tenant and shall not be available to any subsequent assignee or subtenant.

          (f) No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.
          (g) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall deliver to Landlord, at the same time as the written notice required under Paragraph 26(b), an administrative fee of Five Hundred and 00/100 Dollars ($500.00) plus any attorneys’ fees reasonably incurred by Landlord in connection with such act or request.
          (h) Notwithstanding the requirement of Landlord’s approval prior to any assignment or subletting, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, seventy-five percent (75%) of any excess payment (as defined in Subparagraph 26(d)(5)(ii) shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of any bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.
          (i) In the event Tenant assigns this Lease and has paid or agreed to pay assignee any sum of money as consideration for assuming obligations of Tenant under this Lease (an “assumption payment”), the assumption payment shall be paid over by Tenant or assignee to Landlord, which payment shall be applied at Landlord’s option either as prepaid rent or as a security deposit (or an additional security deposit if there is an existing security deposit), no later than the date that assignee first enters the Premises for purposes of moving in furniture or equipment or for making any authorized tenant improvements, and in no event later than the date on which the assignment is to be effective.
     27. SUBORDINATION AND NON-DISTURBANCE. At the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building, Tenant agrees that this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated or both; and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the tenant of the successor-in-interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant. Notwithstanding the foregoing, Tenant’s subordination to any future ground lease or lien of any mortgage or deed of trust shall be conditioned on the receipt by Tenant of a commercially reasonable form of non-disturbance agreement, executed by each such lender, subject to execution by Tenant of a subordination agreement.
     28. ESTOPPEL CERTIFICATE.
          (a) Within ten (10) days following the giving of any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.
          (b) Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rental has been paid in advance.
     29. Intentionally Deleted
     30. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the “Rules and Regulations,” a copy of which is attached hereto and marked Exhibit B, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord according to Landlord’s discretion. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building, or by any employee, agent, contractor, licensee or invitee of any such tenant or occupant, of any of said Rules and Regulations. The Lease shall rule in any conflict between the Rules and Regulations and the Lease.

     31. CONFLICT OF LAWS; INTERPRETATION. This Lease shall be governed by and construed pursuant to the laws of the State of California. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party.
     32. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.
     33. SURRENDER OF PREMISES. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies.
     34. ATTORNEYS’ FEES. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, including the expense of an attorney engaged in efforts to enforce the provisions of this Lease against the Defaulting Party, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall protect and defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord, or at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.
     35. PERFORMANCE BY TENANT. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money, other than Annual Basic Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at the rate provided in Paragraph 53 below, from the date of such payment by Landlord, until paid, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of the Annual Basic Rent. Tenant acknowledges that late payment by Tenant to Landlord of any sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any lease, encumbrance, note or other commitment covering the premises. Therefore, if any payment due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord. Further, following any second consecutive late payment of rent, Landlord shall have the option: (a) to require that beginning with the first payment of rent due following the date such late payment was due, rent shall no longer be paid in monthly installments but shall be payable three (3) months in advance; or (b) to require that Tenant increase the amount of the Security Deposit required under Paragraph 7 hereinabove by one hundred percent (100%), which additional Security Deposit shall be retained by Landlord and may be applied by Landlord in the manner provided in said Paragraph 7.
     36. MORTGAGEE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee under a mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. As used in this Lease, mortgagee includes without limitation the beneficiary(ies) of any deed of trust.
     37. DEFINITION OF LANDLORD. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Premises or if there is a ground lease or other master lease then in effect, the owner of the tenant tenant’s rights under such ground or master lease. In the event of any transfer, assignment or other conveyance or transfers of any such title or tenant, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.
     38. WAIVER. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such breach at the time of acceptance of such rent.
     39. IDENTIFICATION OF TENANT. If more than one person executes this lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.
     40. PARKING. Tenant shall have the right to park in the Building’s parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other Tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants, and to alter, relocate, reduce or otherwise change the parking facilities and to take measures with respect to the parking area from time to time in order to comply with the policies of any applicable Transportation Plan. Tenant shall be granted the use of forty-five (45) non-reserved parking spaces based on the Rentable Area of the Premises leased by Tenant since each tenant of the Building is allocated four (4) non-reserved parking spaces for each one thousand (1,000) square feet (or portion thereof) of actual rentable office space leased.
     41. TERMS AND HEADINGS. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction and interpretation of any part hereof.
     42. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.
     43. TIME. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor, except for Landlord’s obligation to deliver the Premises.
     44. PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease,

and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose, including, without limitation, that certain letter of intent dated April 18, 2011. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.
     45. SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.
     46. RECORDING. Neither Landlord or Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.
     47. LIMITATION ON LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:
          (a) Tenant’s sole and exclusive recourse shall be against Landlord’s interest in the Premises and the Building. Tenant shall not have any right to satisfy any judgment which it may have against Landlord from any other assets of Landlord.
          (b) No partner, stockholder, director, officer, employee or beneficiary or trustee (collectively, “Partner”) of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord).
          (c) No service of process shall be made against any Partner of Landlord (except as may be necessary to secure jurisdiction over Landlord).
          (d) No Partner of Landlord shall be required to answer or otherwise plead to any service of process.
          (e) No judgment will be taken against any Partner of Landlord.
          (f) Any judgment taken against any Partner of Landlord may be vacated and set aside at any time nunc pro tunc.
          (g) No writ of execution will ever be levied against the assets of any Partner of Landlord.
          (h) These covenants and agreements are enforceable both by Landlord and also by any Partner of Landlord.
     48. RIDERS. Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.
     49. SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises or the Building without the prior written consent of Landlord. Tenant shall not conduct any auction on the Premises or in the Building. Landlord shall grant Tenant the right (i) to place its name adjacent to the main entry door of the Premises, provided such sign conforms to the Building standard, (ii) to Building lobby directory listing for Tenant, and (iii) Building signage on the exterior of the Building, in a location as designated on Exhibit A-2. All costs associated with such signage (other than standard lobby directory and suite signage), including permits, design, furnishing, installation and removal thereof, and including any restoration of the Building to its original condition prior to the installation of any such signage, shall be borne by Tenant. All such signage shall meet all requirements of and be in accordance with the signage criteria for Johnson Ranch and City of Roseville, and shall be subject to Landlord’s approval. The Building signage provisions are personal to Tenant and may not be transferred or in any way utilized by a subtenant or assignee.
     50. MODIFICATION FOR LENDER. If, in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.
     51. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease.
     52. AUTHORITY. Each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.
     53. INTEREST ON UNPAID RENT. Rent not paid when due shall bear interest from the date due until paid at the rate of fifteen percent (15%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less.
     54. CONFERENCE ROOM. Tenant shall have the right to use the approximately 412 rentable square foot conference room located within Suite 250 of the Building and designated for the use by the employees of the Building’s property manager, other tenants and subtenants of the Building and the building located at 2240 Douglas Boulevard, Roseville, California, in common with all other employees, tenants and subtenants of the Building (the “Conference Room”). Tenant’s right to use the Conference Room shall be subject to Tenant complying with the reservation procedures and all of the other rules and regulations applicable to such use as Landlord may establish from time-to-time in Landlord’s sole discretion.
     55. DISPUTED SUMS. If Tenant disputes any amount due Landlord under the terms of this Lease, including, without limitation, Direct Expenses or sums advanced by Landlord to cure Tenant’s default, Tenant shall pay the amount demanded by Landlord. Upon resolution of the dispute, whether by agreement, settlement or judgment entered following litigation, any amount to be refunded by Landlord shall be paid within thirty (30) days of resolution of the dispute. Failure by Tenant to pay any disputed sum until resolution shall constitute a default under this Lease.
     56. CONFIDENTIALITY. Except to the extent required to comply with applicable legal requirements, including as part of regular securities law reporting requirements, and/or in accordance with securities regulatory authority or securities exchange rules, demands and/or practice, Landlord and Tenant shall agree to keep the contents of this Lease confidential and shall not disclose such information to any person or entity except as required by law or as necessary to its financial, legal, brokerage and space planning advisors. In no event shall either party or their respective agents, employees or contractors issue a press release regarding this transaction without the express written consent of the other party.
     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by any statute or at common law.
     Exhibits A, A-1, A-2, A-3, A-4, A-5, A-6, B, C, D and E attached hereto are incorporated herein by reference.

     IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LANDLORD:	TENANT:

LUM YIP KEE, LIMITED, a Hawaii corporation, doing business as Twin Trees Land Company	SOLAR POWER, INC., a California corporation

By: /s/ Jeffrey M.C. Lum	By: /s/ Jeff Winzeler

Its: Vice President	Its: Chief Financial Officer

Exhibit A
Outline of Floor Plan Premises
2240 Douglas Blvd.
Suite 200
Roseville, CA

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Exhibit A-1
Floor Plan of the Premises
2240 Douglas Blvd.
Suite 200
Roseville, CA
BUILDING SIGN LOCATION

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EXHIBIT A-3
TENANT IMPROVEMENT SPECIFICATIONS
GENERAL INFORMATION
A.	LEED and Sustainability
1.	The Landlord encourages LEED® certification for Tenant Improvement work under the LEED® for Commercial Interiors Rating System.
a.	Refer to Specification Section 01352 — LEED® Requirements for specific requirements.
B.	Construction Waste Management
1.	The General Contractor is responsible for creating and implementing a Construction Waste Management (CWM) Plan which diverts a minimum of 70% of the waste (by volume) generated by facility alterations and additions (including demolition and new construction activities) from disposal to landfills and incineration facilities.
a.	Furniture, fixtures and equipment (FF&E) are excluded from the calculation.

b.	Mechanical, Electrical and Plumbing components are excluded from the calculation.
2.	Refer to Specification Section 01505 — Construction Waste Management for specific requirements.
C.	Construction Indoor Air Quality (IAQ) Management
1.	General Contractors are responsible for creating and implementing a Construction IAQ Management Plan throughout the duration of construction activities.

2.	Refer to Specification Section 01440 — Construction Indoor Air Quality for specific requirements.
D.	Sustainable Purchasing: Facility Alterations and Additions
1.	Projects shall achieve sustainable purchases of 50% of total purchased (by cost) based on material cost (excluding labor) for alterations and additions of permanently or semi-permanently installed building elements.
a.	Furniture, fixtures and equipment (FF&E) are excluded from the calculation.

b.	Mechanical, Electrical and Plumbing components are excluded from the calculation.
2.	The General Contractor shall maintain records which account for all materials purchases, costs and which include a log that compiles the sustainable purchasing rate for the project.

3.	The General Contractor shall provide a copy of Sustainable Purchasing records to Owner at completion of job.

4.	Refer to Specification Section 01352 — LEED® Requirements for additional information.

5.	Sustainable purchases are defined as follows:
a.	Purchases which contain at least 10% post-consumer or 20% post-industrial (pre-consumer) material.
1.	Examples: steel studs, insulation, carpet, doors, door & window frames, acoustical ceiling grids and acoustical ceiling tiles.
b.	Purchases which contain at least 70% material salvaged from off-site or outside the organization.

c.	Purchases which contain at least 70% material salvaged from on-site, through an internal organization materials and equipment reuse program.

d.	Purchases contain at least 50% rapidly renewable material
1.	Examples: Linoleum, Agrifiber boards such as wheatboard.
e.	Purchases contain at least 50% Forest Stewardship Council (FSC)-certified wood
2.	Examples: Wood doors, wood framing and substrate materials for casework.
f.	Purchases contain at least 50% material harvested and processed or extracted and processed within 500 miles of the project.

g.	Adhesives and sealants have a VOC content less than the current VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168, or sealants used as fillers meet or exceed the requirements of the Bay Area Air Quality Management District Regulation 8, Rule 51.
1.	See VOC limits specified in Section 01352 and product specifications herein.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
h.	Paints and coating have VOC emissions not exceeding the VOC and chemical component limits of Green Seal’s Standard GS-11 requirements.
1.	See VOC limits specified in Section 01352 and product specifications herein
i.	Non-carpet finished flooring is FloorScore-certified and constitutes a minimum of 25% of the finished floor area

j.	Carpet meets the requirements of the CRI Green Label Plus Carpet Testing Program

k.	Carpet cushion meets the requirements of the CRI Green Label Testing Program.

l.	Composite panels and agrifiber products contain no added urea-formaldehyde resins.
WALL CONSTRUCTION:
A.	Standard One Hour Rated Full-Height Wall
1.	3 5/8” metal studs x 20 gauge x 24“o.c. from slab to underside of structure (deck, beam, joist, etc.)

2.	5/8” type “X” gypsum board each side — full height of framed wall

3.	2 1/2”, R-11 batt insulation — full height of framed wall

4.	Provide fire stops/sealant as required by code

5.	Tape and texture both sides to match existing finish
B.	Standard Demising Non-Rated Full-Height Wall
1.	3 5/8” metal studs x 20 gauge x 24“o.c. from slab to underside of structure (deck, beam, joist, etc.)

2.	5/8” type “X” gypsum board — to 6” above ceiling on one side and full height of framed wall on other side

3.	2 1/2”, R-11 batt insulation to 6” above ceiling

4.	Tape all gypsum board joints and seams above ceiling and seal all penetrations through same

5.	Return air openings to be sized by the mechanical engineer and protected with an expanded wire mesh screen for security

6.	Tape and texture both sides to match existing finish
C.	Standard Interior Partition Height Wall
1.	3 5/8” metal studs x 25 gauge x 24“o.c. — slab to underside of ceiling

2.	5/8” gypsum board each side — full height of framed wall

3.	Tape and texture both sides to match existing finish

4.	Provide seismic bracing as required by code
D.	Standard One-Hour Corridor
1.	To be detailed by the Architect and submitted to the proper Building Officials for approval.
DOORS
A.	Interior Wood Door:
1.	3’0” x 8’-10” x 1 3/4” Flush Panel, Solid Core Wood Door
a.	Composite wood and agrifiber products, defined as particleboard, medium-density fiberboard (MDF), plywood, oriented-strand board (OSB), wheatboard, strawboard, panel substrates and door cores, must contain no added urea-formaldehyde resins.

b.	Laminating Adhesives used to fabricate on-site and shop applied assemblies containing these laminate adhesives must contain no added urea-formaldehyde.
2.	Plain Sliced Red Oak
a.	Field-applied Light Oak stain to match existing; stain shall comply with the VOC limits identified in the “Paints and Coatings” section below.
B.	Corridor Wood Door:
1.	3’0” x 8’-10” x 1 3/4” Flush Panel, Solid Core Wood Door
a.	Composite wood and agrifiber products, defined as particleboard, medium-density fiberboard (MDF), plywood, oriented-strand board (OSB), wheatboard, strawboard, panel substrates and door cores, must contain no added urea-formaldehyde resins.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
b.	Laminating Adhesives used to fabricate on-site and shop applied assemblies containing these laminate adhesives must contain no added urea-formaldehyde.
2.	Plain Sliced Red Oak
a.	Field-applied Light Oak stain to match existing; stain shall comply with the VOC limits identified in the “Paints and Coatings” section below.
3.	20 minute label and “S” label when required by the local building jurisdiction
C.	Product:
1.	Manufacturer: Western Oregon Door, Marshfield Doors, or equal.
FRAMES
A.	Interior

Knock down hollow metal 5 1/8” X 3’0” x 9’-0” painted as specified.

B.	Corridor

UL Rated knock down hollow metal 3’0” x 9-0” painted as specified.
HARDWARE
A.	Single Interior Passage (lever passage set):

2 pair Butts	Hager or equal	Brushed Aluminum
1 Passage Set	D10S	Schlage	626 (Satin Chromium Plated)
1 Stop (wall)	60C	Glynn-Johnson	—
B.	Single Interior Lockset (keyed lever lockset):

2 pair Butts	Hager or equal	Brushed Aluminum
1 Lock Set	D50PD	Schlage	626 (Satin Chromium Plated)
1 Stop (wall)	60C	Glynn-Johnson	—
C.	Single Corridor Lockset (mortised keyed lever lockset):

2 pair Butts	Hager or equal	Brushed Aluminum
1 Lock Set	L9050	Schlage	625 (Bright Chromium Plated)
1 Stop wall or floor stop as specified
1 Closer	4041 CUSH series LCN	Brushed aluminum finish
(Note, never mount closer on hallway side of door)
D.	Electric Strike, when required for security:

Von Duprin; refer to Specification Section 08710 for product.

E.	Panic Device, when required for Code compliance:

Dorma; refer to Specification Section 08710 for product.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
CEILING
A.	Grid:

Armstrong: Donn DXL fire rated 15/16” 2’x4’ exposed tee ceiling grid, matte white with lateral sway bracing and compression struts at 12’-0” on center

B.	Ceiling Tile:

Armstrong: 755 Fissured Lay-In Acoustical Ceiling Tile
ADHESIVES & SEALANTS
A.	General Requirements:
1.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000.

2.	Refer to Section 01352 for a table of VOC requirements per application as listed in the referenced SCAQMD standard.
B.	Interior sealant/caulk, typical

Type:	(Type II) Single component, acrylic latex sealant
ASTM Standards:	C834, D3960
VOC:	31g / liter
Movement capability:	7.5% extension and 7.5% compression
Manufacturer:	Pecora
Product:	AC-20 + Silicone (AC-20 FTR rated conditions)
Features:	Non-sag (FTR designation at fire rated conditions)
Backer Rod:	Soft Polyethylene or Denver Foam (Ultra block at fire rated conditions)
Primer:	Refer to manufacturer’s product data
Color:	To be selected by Architect or Interior Designer from manufacturer’s full line of colors
PAINTS & COATINGS
A.	General Requirements:
1.	Interior paints and coatings applied on-site must meet the limitations and restrictions concerning chemical components set by:
a.	Green Seal-11 for Interior Paint

b.	Green Seal GS-03 for Anti-Corrosive / Anti-Rust Paint

c.	South Coast Rule #1113 for Architectural Coatings for other paints and coatings.
2.	Refer to Section 01352 for a table of VOC requirements per application as listed in the applicable reference standard.
B.	Paint Systems
1.	Galvanizing Repair Paint:
a.	ZRC Worldwide, www.zrcworldwide.com

b.	ZRC Zero VOC Water-Based Galvanizing Compound
2.	Finish Paint:
a.	Pittsburgh Paints or equal

b.	One primer coat and two finish coats typical
3.	For applications other than those specifically identified herein, refer to requirements listed in the “Paints & Coatings” section of Specification Section 01352.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA

			Dry Thickness			VOC Limits
Substrate	Finish	Coat	(minimum)	Product Number	Product Name	(g/L)
Drywall	Egg-Shell	1st	1.0 mils	6-2	SpeedHide® Interior Latex Sealer Quick Drying	98 g/L
		2nd	1.5 mils	6-411	SpeedHide® Interior Enamel Eggshell Latex	73 g/L
		3rd	1.5 mils	6-411	SpeedHide® Interior Enamel Eggshell Latex	73 g/L

	Semi-Gloss	1st	1.0 mils	6-2	SpeedHide® Interior Latex Primer Sealer	98 g/L
		2nd	1.2 mils	6-8510	SpeedHide® Hi-Lustre Semi-Gloss Latex Enamel	106.8 g/L
		3rd	1.2 mils	6-8510	SpeedHide® Hi-Lustre Semi-Gloss Latex Enamel	106.8 g/L

Wood	Stained	1st	—	44500	Olympic Interior Oil Stain Tint Base	240 g/L
		2nd	—	42784-gloss 42786-satin	Olympic Interior Water Based Polyurethane Gloss	<250 g/L
		3rd	—	42784-gloss 42786-satin	Olympic Interior Water Based Polyurethane Gloss	<250 g/L

Wood	Clear Finish	1st	—	42784-gloss 42786-satin	Olympic Interior Water Based Polyurethane Gloss	<250 g/L
		2nd	—	42784-gloss 42786-satin	Olympic Interior Water Based Polyurethane Gloss	<250 g/L
		3rd	—	42784-gloss 42786-satin	Olympic Interior Water Based Polyurethane Gloss	<250 g/L

Wood	Painted Semi-Gloss	Primer	1.2 mils	17-955	SEAL GRIP® Interior Latex Enamel Undercoater	96 g/L
		1st	1.2 mils	6-8510	SpeedHide® Hi-Lustre Semi-Gloss Latex Enamel	106.8 g/L
		2nd	1.2 mils	6-8510	SpeedHide® Hi-Lustre Semi-Gloss Latex Enamel	106.8 g/L
FLOOR COVERING
A.	Carpet:
1.	General Requirements:
a.	All carpet must meet or exceed the Carpet and Rug Institute’s (CRI) Green Label Plus testing and product requirements listed in the “Carpet” section of Section 01352.

b.	All carpet pad must meet or exceed the Carpet and Rug Institute’s (CRI) Green Label testing and product requirements listed in the “Carpet” section of Section 01352.

c.	All carpet adhesive must meet the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
2.	Product:
a.	Patcraft and Designweave PDQ-1/PDQ-2 or equal.
B.	Base:
1.	General Requirements:
a.	All wall base adhesive must meet the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
2.	Product:
a.	Burke: 4” high Type TS (Rubber) BurkeBase, or approved equal.
C.	Linoleum:
1.	General Requirements:
a.	All flooring adhesive must meet the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.

b.	Non-carpet finished flooring shall be FloorScore-certified.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
2.	Product:
a.	Forbo MCT or equal.
CASEWORK
A.	Standard casework:
1.	General Requirements:
a.	Particle Board Core for Laminate Veneer
1.	Composite wood and agrifiber products, defined as particleboard, medium-density fiberboard (MDF), plywood, oriented-strand board (OSB), wheatboard, strawboard, panel substrates and door cores, must contain no added urea-formaldehyde resins.

2.	FSC Certified Wood substrate(s) or Rapidly Renewable substrate(s) such as wheatboard may be used at tenant’s direction in lieu of particle board core.
b.	Adhesives:
1.	Laminate Adhesives used to fabricate on-site and shop applied assemblies containing these laminate adhesives must contain no added urea formaldehyde.

2.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000); refer to the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
2.	Finish and Material Schedule:

a. Exterior of cabinet:	Laminate Plastic

b. Inside of cabinets:	Melamine

c. Shelves — inside cabinets	Melamine

d. Shelves — exposed	Laminate Plastic

e. Drawer Fronts and edges:	Laminate Plastic

f. Drawers — inside	Melamine

g. Doors — all surfaces:	Laminate Plastic

h. Countertop:	Laminate Plastic or as determined by tenant
B.	Hardware:
1.	Standard chrome pulls for cabinet drawers and doors.
WINDOW COVERINGS
A.	Exterior window blinds:
1.	Graber 3 1/2” PVC “Suntura” vertical perforated matte white vinyl, suspended from a Graber G-71, 2” x 1-3/4” headrail.
B.	Interior window blinds:
1.	1” wide slat horizontal mini-blinds.
ELECTRICAL
A.	Power and low voltage systems
1.	All wiring shall be No. 12 minimum dual rated THHN/THWN.

2.	All homeruns shall be in EMT conduit, 0.5” minimum.

3.	MC cable may only be used from homerun junction boxes down wall to branch circuit devices.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
4.	Products shall be:
a.	Electrical Wall Receptacle:
1.	NEMA 5-20R, 120v, Specification grade commercial series Hubbell CR Series or equal. Color shall be beige, or matching existing. Receptacle shall have side wiring and be rated a minimum of 15 amps at 120 volts. Provide GFCI receptacles within 6’ of sinks. Push-in wire connections are not acceptable.
b.	Telephone or Data Wall Outlet:
1.	Plaster ring in wall with a pull string. All communication outlets shall be properly mounted into a supporting ring or box made to accept the outlet or cover. Outlet covers will not be screwed into drywall. Cover plate and non rated communication wiring by Tenant. Communications cover plates to match color of electrical outlets.
B.	Lighting system
1.	All lighting in tenant suite shall be installed with automatic controls via occupancy sensors.

2.	All Light fixtures shall be dual level switched (either a,b or checkerboard as installation permits).

3.	Lighting power densities (W/sf) shall be provided to exceed the requirements of the current California Title 24 lighting standards.

4.	Task lighting shall be provided by tenant for a minimum of 51% of all individual workstations.

5.	Products shall be:
a.	Light Switch:
1.	20A, 120/277v, Specification grade commercial series

2.	Hubbell CS Series or equal.

3.	Color shall be beige, or matching existing.
b.	Occupancy Sensor:
1.	Hubbell wall mount AT277W single switch

2.	Hubbell wall mount WS1277W2 dual switch

3.	Watt Stopper wall mount WS-200

4.	Watt Stopper ceiling mount WPIR

5.	Watt Stopper ceiling mount CX-100
c.	Light Fixture — Recessed troffer:
1.	Lithonia, 2’x4’ 18 cell parabolic louver, 2 lamp cross section, T8 lamps (lamp MUST NOT exceed a maximum 70 picograms per lumen-hour, confirm all lamp purchases with GBS prior to ordering) with high ballast factor electronic ballast. Lamp: TBD. (Note: original 3-lamp light fixtures converted to 2-tube).
d.	Light Fixture — Downlights:
1.	Interior: Triple Tube horizontal downlight (1-lamp) by Lightolier. Catalog #8037CLW-7142BE277. Clear iridescence free white flange reflector with (1) 42W triple tube lamp. (lamp MUST NOT exceed a maximum 70 picograms per lumen-hour, confirm all lamp purchases with GBS prior to ordering).
e.	Light Fixture — Exit Sign:
1.	Exitronix Value Series VEX/U/BP/WB/WH series with “green” LED.
f.	Light Fixture — Task Lighting:
1.	Task lighting shall have either LED or fluorescent lamp sources. Options include table lamps or integrated casework fixtures provided they have on/off switching available at each work station. A minimum of 51% of individual workstations shall be provided with task lights.
C.	Appliances
1.	All appliances, such as refrigerators, dishwashers, etc. shall be Energy Star Rated.
D.	Insta-hot
1.	Chronomite Insta-flow, #S-60LP, 208v unit.

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
E.	Adhesives and sealants:
1.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000); refer to the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
H.V.A.C.
A.	System:
1.	Lenox PMZ multi-zone with web based Tridium control system and Honeywell sensors.

2.	Modify supply and return ductwork to meet tenant layout requirements.
a.	Ensure code required outside air is provided at all locations.

b.	Supply air ventilation shall be designed and installed in accordance with ASHRAE Standard 62-2004, Ventilation for Acceptable Indoor Air Quality and California Title 24. Locate supply grilles to ensure that all occupied spaces will receive adequate ventilation.

c.	Ductwork shall be sealed, well-insulated, and sized correctly.

d.	New tenant HVAC&R systems shall not use CFC-based refrigerants; small HVAC&R units (defined as containing less than 0.5 pounds of refrigerant), standard refrigerators, small water coolers and any other cooling equipment that contains less than 0.5 pounds of refrigerant are not considered part of the base building system and are exempt.
3.	The zoning of air conditioning and placement of thermostats, both existing and new, shall be reviewed and assessed for appropriateness.
B.	Components:
1.	Flexible Duct:
a.	Shall be R-4.2 insulated. Maximum length to be 5 feet, sized as follows:

b.	0-210 CFM 8” diameter

c.	211-380 CFM 10” diameter

d.	381-600 CFM 12” diameter

e.	M 14” diameter
2.	Rigid duct:
a.	Shall be sheet metal SMACNA Class 1, sized same as for flexible duct.
3.	Supply and Return Grilles:
a.	Shall match existing
C.	Adhesives and sealants:
1.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000); refer to the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
PLUMBING
A.	System:
4.	Design/build cold water, waste and vent plumbing system to meet tenant requirements.

2.	Optimize the use of potable water resources to conserve community water quality and availability; use high performance fixtures and equipment: i.e. low-flow and pressure assist toilets and urinals; low flow faucet aerators.
B.	Product:
1.	Sink: Revere, Puritan single bowl: PBLS2521D65SN or equal; provide a 0.5 GPM aerator at each sink.

2.	Faucet: Delta, single lever: model 100 or equal; provide a 0.5 GPM aerator at each sink.

3.	Dishwasher: Asko model 1706 (or equal) self heating with white or black standard finish.
C.	Adhesives and sealants:
1.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management

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TENANT IMPROVEMENT STANDARDS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000); refer to the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.
FIRE SPRINKLERS
A.	System to include:
1.	Engineering of main piping, branch line piping, hangers, seismic bracing and drops to below the ceiling with sprinkler heads and connection to water supply.

2.	Do not install fire-suppression systems that contain ozone-depleting substances (CFCs, HCFCs or halons).
B.	Sprinkler Heads:
1.	Install chrome semi recessed 165 degree heads aligned and in center of tile.
C.	Adhesives and sealants:
1.	All sealants and adhesives used in the building interior (i.e. inside of the exterior moisture barrier) must not exceed the VOC content limits of South Coast Air Quality Management District (SCAQMD) Rule #1168 (in effect on January 1, 2003 and rule amendment dated October 3, 2003) or Green Seal Standard GC-36 (in effect on October 19, 2000); refer to the requirements listed in the “Adhesives and Sealants” section of Specification Section 01352.

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EXHIBIT A-4
CONSTRUCTION WASTE MANAGEMENT REQUIREMENTS

(GENERAL
1.01	RELATED DOCUMENTS
A.	Drawings and general provisions of the Contract, including General and Supplementary Conditions and other Division 1 Specification Sections, apply to this Section.

B.	This Section describes demolition and construction waste management and recycling goals and includes administrative and procedural requirements for the development and execution of a construction waste management plan.

C.	Related Sections include the following:
1.	Division 1 Section “Environmental Procedures” for administrative procedures to achieve environmental goals for the Work.

2.	Division 1 Section “Temporary Facilities and Controls” requirements for installation, maintenance and removal of temporary utilities, controls, and facilities during construction.

3.	Division 2 Section “Site Demolition” requirements for salvage and recycling of demolition debris.
1.02	CONSTRUCTION WASTE MANAGEMENT GOALS
A.	The Owner has established that this Project shall generate the least amount of waste possible and that processes that ensure the generation of as little waste as possible due to error, poor planning, breakage, mishandling, contamination, or other factors shall be employed.

B.	Of the inevitable waste that is generated, as many of the waste materials as economically feasible shall be reused, salvaged, or recycled. Waste disposal in landfills shall be minimized.

C.	Diversion Goal: A minimum 70% if total project waste shall be diverted from the landfill.

D.	With regard to these goals the Contractor shall develop, for the Owner and Architect’s review, a Waste Management Plan for this Project.
1.03	SUBMITTALS
A.	Construction Waste Management Plan.

B.	Periodic and final summary report of waste materials recycled, salvaged and sent to the landfill

C.	Weight tickets for all waste materials removed from the site during demolition and construction.
1.04	CONSTRUCTION WASTE MANAGEMENT PLAN
A.	Draft Waste Management Plan: Prior to the Pre-Construction Conference, or prior to any waste removal, whichever occurs sooner, the Contractor shall meet with the Owner designated representative(s) and Architect to discuss preparation of a Draft Waste Management Plan. The Draft Plan shall contain the following:
1.	Analysis of the proposed jobsite waste to be generated. Include the types of material to be generated and estimated quantity of each material (in tons).

2.	Landfill options: Estimated cost of disposing of all project waste in transfer station(s)/landfill(s), name of transfer station(s)/landfill(s) where Project waste would normally be disposed of and tipping fees. Estimated cost of transportation and other relevant costs and fees.

3.	Alternatives to Landfilling: A list of each material proposed to be salvaged or recycled during the course of the Project. The list of these materials is to include, at a minimum, the following materials:
a.	Concrete

b.	Asphalt

c.	Bricks

d.	Concrete Masonry Units (CMU)

e.	Landclearing debris

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SECTION 01505 CONSTRUCTION WASTE MANAGEMENT	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
f.	Clean dimensional wood

g.	Plywood, OSB, and particle board

h.	Cardboard

i.	Paper

j.	Metals

k.	Gypsum Wallboard

l.	Carpet

m.	Paint

n.	Plastic

o.	Glass

p.	Ridged foam insulation

q.	Beverage Containers
4.	Material Handling Procedures: A description of the means by which any waste materials identified in item (3) above will be protected from contamination, and a description of the means to be employed in recycling the above materials consistent with requirements for acceptance by designated facilities.

5.	Transportation: A description of the means of transportation of the recyclable materials (whether materials will be site-separated and self-hauled to designated centers, or whether mixed materials will be collected by a waste hauler and removed from the site) and destination of materials. The final destination must be approved by Owner designated representative(s).

6.	Source Reduction: List processes that minimize waste such as working with suppliers to take back or buy back substandard, rejected or unused items and to deliver supplies using returnable pallets and containers. Also include procedures to minimize breakage, mishandling, contamination, and other factors that reduce job site waste.

7.	Meetings: A description of the regular meetings to be held to address waste management. Contractor shall conduct Construction Waste Management meetings. Meetings shall include subcontractors affected by the Waste Management Plan as well as Owner designated representative(s). At a minimum, waste management goals and issues shall be discussed at the following meetings: pre-bid meeting, pre-construction meeting, and regularly scheduled job-site meetings.

8.	Indicate any instance where compliance with requirements of this specification does not appear to be possible and request resolution from the Owner and Architect.
B.	Waste Management Plan Review Meeting: Once the Owner and Architect have reviewed the Draft Waste Management Plan and prior to any waste removal at the site, schedule and conduct a follow-up meeting agreed upon during the meeting identified in item 1.5 A. The purpose of the meeting is to review the Draft Waste Management Plan and discuss procedures, schedules and specific requirements for waste materials recycling and disposal. Discuss coordination and interface between the Contractor and other construction activities. Identify and resolve potential compliance problems with requirements. Record minutes of the meeting, identifying all conclusions reached and matters requiring further resolution.
1.	Attendees: The Contractor and related Contractor personnel associated with the work of this section, including personnel to be in charge of the waste management program, Architect, Owner and such additional personnel as the Architect or Owner deem appropriate.
C.	Final Construction Waste Management Plan: Make any revisions to the Draft Waste Management Plan agreed upon during the meeting identified in item 1.5 C above and incorporate resolutions agreed to be made subsequent to the meeting. Submit the revised plan to the Owner and Architect for approval within 10 calendar days of the meeting.
PART 2 — PRODUCTS (NOT USED)
PART 3 — EXECUTION
3.01	IMPLEMENTATION OF CONSTRUCTION WASTE MANAGEMENT PLAN

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SECTION 01505 CONSTRUCTION WASTE MANAGEMENT	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
A.	Manager: The Contractor shall designate an on-site party (or parties) responsible for instructing workers and overseeing and documenting results of the Waste Management Plan for the Project.

B.	Distribution: The Contractor shall distribute copies of the Waste Management Plan to the Job Site Foreman, each Subcontractor, the Owner, and the Architect.

C.	Instruction: The Contractor shall provide on-site instruction of appropriate separation, handling, and recycling, salvage, reuse, and return methods to be used by all parties at the appropriate stages of the Project.

D.	Separation facilities: The Contractor shall lay out and label a specific area to facilitate separation of materials for potential recycling, salvage, reuse, and return. Recycling and waste bin areas are to be kept neat and clean and clearly marked in order to avoid contamination of materials.

E.	Hazardous Waste: Hazardous wastes shall be separated, stored, and disposed of according to local regulations.

F.	Application for Progress Payments: The Contractor shall submit with each Application for Progress Payment a Summary of Waste Generated by the Project. Failure to submit this information shall render the Application for Payment incomplete and shall delay Progress Payment. The Summary shall be submitted on a form acceptable to the Owner and shall contain the following information:
1.	The amount of waste (in tons) landfilled from the Project, the identity of the transfer station/landfill, the total amount of tipping fees paid at the landfill, the transportation cost, and the total disposal cost. Include manifests, weight tickets, receipts, and invoices.

2.	For each material recycled, reused, or salvaged from the Project, the amount (in tons), the date removed from the jobsite, the receiving party, the transportation cost, the amount of any money paid or received for the recycled or salvaged material, and the net total cost or savings of salvage or recycling each material. Attach manifests, weight tickets, receipts, and invoices.
G.	At the end of the project the Contractor shall submit a Final Waste Management Report. The Report shall be submitted on a form acceptable to the Owner and shall contain the following information:
1.	The total amount of waste landfilled from the Project, the identity of the transfer station/landfill, the total amount of tipping fees paid at the landfill, the transportation cost, and the total disposal cost.

2.	The total amount (in tons) of each material recycled, reused, or salvaged from the Project, the receiving party, and net cost savings or additional costs resulting from separating and recycling (versus landfilling) each material. The total amount of all materials recycled in tons and the total net cost savings or additional costs.

3.	The total percentage of material recycled in tons.
END OF SECTION 01505

3

EXHIBIT A-5
LEED REQUIREMENTS
PART 1 — GENERAL
1.05	SUMMARY
A.	This section includes general requirements and procedures for compliance with certain U.S. Green Building Council (USGBC) LEED® prerequisites and credits needed for the Project to obtain LEED certification.
1.	Other LEED prerequisites and credits needed to obtain LEED Certification are dependent on material selections and may not be specifically identified as LEED requirements. Compliance with requirements needed to obtain LEED prerequisites and credits may be used as one criterion to evaluate substitution requests.

2.	Additional LEED prerequisites and credits needed to obtain the indicated LEED certification are dependent on the Architect’s design and other aspects of the Project that are not part of the Work of this contract.
1.06	RELATED SECTIONS
A.	Related sections include the following:
1.	Section 01505 — Construction Waste Management

2.	Section 01440 — Construction IAQ Management

3.	Divisions 1 through 16 Section for LEED Requirements specific to the Work of each of these Sections. These requirements may or may not include reference to LEED.
1.07	DEFINITIONS
A.	LEED-EB OM: Leadership in Energy and Environmental Design — Existing Buildings Operations and Maintenance. LEED is a national rating system for green buildings created by the US Green Building Council. All references to LEED throughout the Construction Documents shall mean LEED-EB OM.

B.	Reused Material: Salvaged, refurbished or reused materials, products and furnishings that have been returned to active use in the same or related capacity as their original use.

C.	Recycled Content: The percentage by weight of constituents that have been recovered or otherwise diverted from the solid waste stream, either during the manufacturing process (pre-consumer or post-industrial), or after consumer use (post-consumer). (Recycled content = post-consumer + 1/2 post-industrial).
1.	Pre-consumer (post-industrial) recycled content comes from process waste that one industry has sold or traded with another through the marketplace. This definition does not include in-house trimmings, which are normally fed back into the same manufacturing process.

2.	Post-consumer recycled content comes from consumer waste, much of which comes from residential curbside recycling programs for aluminum, glass, plastic and paper. To be a feedstock the raw materials need to have served a useful purpose or content before being used again.

3.	Scraps, spills or other waste from the original manufacturing process that are combined with other constituents after a minimal amount of reprocessing for use in the further production of the same product are not recycled materials.
D.	Regional Materials: Materials that are harvested (extracted or recovered), processed and manufactured within a radius of 500 miles from the project location.

E.	Rapidly Renewable Materials: Materials made from agricultural products that are typically harvested within a ten-year or shorter cycle. Rapidly renewable materials include products made from straw, jute, flax, bamboo, cotton, vegetable oil, wool or sunflower seed hulls.

F.	Chain-of-Custody Certificate: A certificate signed by a manufacturer certifying a wood product was obtained from forests certified by a Forest Stewardship Council (FSC) accredited certification body to comply with FSC 1.2, “Principals and Criteria.” Certificates shall include evidence that the mill and distributor are certified for chain-of-custody by a FSC-accredited certification body.

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SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
G.	Composite Wood and Agrifiber Board: Manufactured materials made from wood or agricultural fibers manufactured with bonding agents. Composite wood materials include particle board, medium density fiberboard (MDF), plywood, strawboard, wheatboard, panel substrates and door cores.
1.08	SUBMITTALS
A.	General: Submit additional LEED related submittals included in other Sections of the Specifications.

B.	LEED submittals are in addition to other submittals. If submitted item is identical to that submitted to comply with other requirements, submit duplicate copies as a separate submittal to verify compliance with indicated LEED requirements.

C.	Project Materials Cost Data: Provide the necessary cost data requested on the LEED Materials Calculator (sample provided) in PART 3 LEED TOOLS, including the itemized costs/weight of specific materials being tracked for the LEED credits listed in this specification. All material costs exclude labor and equipment and the total materials cost is exclusive of Specialties, Conveying Systems and Mechanical and Electrical components.

D.	LEED Action Plans: Within 30 days of Notice to Proceed submit the following action plans:

Credit MRc9 — Construction Waste Management Plan: Construction waste management plan complying with Division 1 Section “Construction Waste Management.”

Credit EQc1.5 — Construction IAQ Management Plan: Construction indoor air quality management plan complying with Division 1 Section “Construction IAQ Management.”

E.	LEED Performance Period Progress Reports: Submit reports summarizing progress in construction and purchasing activities related to the following credits:
1.	Credit MRc2 — Sustainable Purchasing—Durable Goods: Summary of product data and material costs collected for all electric powered equipment or furniture that have been purchased or installed.

2.	Credit MRc3 — Sustainable Purchasing—Facility Alterations and Additions: Summary of product data and material costs collected for all materials for facility renovations, demolitions, refits and new construction additions that have been purchased or installed.

3.	Credit MRc8 — Solid Waste Management—Durable Goods: Summary of diversion method and material diversion cost or weight for all electric powered equipment or furniture that have been disposed.

4.	Credit MRc9 — Solid Waste Management—Facility Alterations and Additions: Construction waste reduction progress reports complying with Division 1 Section “Construction Waste Management.”

5.	Credit EQc1.5 — Construction IAQ Management Plan: Construction indoor air quality management reports complying with Division 1 Section “Construction IAQ Management.”
F.	LEED Documentation Submittals: For each Section of the Specification, submit the following for each applicable LEED Credit.
1.	Credit MRc2 — Sustainable Purchasing—Durable Goods: Summary of product data and material costs collected for all electric-powered equipment or furniture that have been purchased or installed.

2.	Credit MRc3 — Sustainable Purchasing—Facility Alterations and Additions: Summary of product data and material costs collected for all materials for facility renovations, demolitions, refits and new construction additions that have been purchased or installed.
a.	Materials Reuse:
1.	Cut sheet or Receipts for materials used or installed on the Project, indicating sources and costs for salvaged and refurbished materials

2.	Material cost: If the cost of the reused material is lower than a comparable new material, include the cost of the new material along with an explanation of assumptions made regarding material value.
b.	Recycled Content:
1.	Cut sheet, product literature or letter from manufacturer that clearly indicates the percentage by weight of post-consumer and pre-consumer (post-industrial) recycled content. (Recycled content = post-consumer + 1/2 post-industrial)

2.	Include statement indicating costs for each product having recycled content.

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SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
c.	Regional Materials:
1.	Cut sheet, product literature or letter from manufacturer indicating the location of harvest, processing and manufacturer.

2.	Include statement indicating cost and distance from manufacturer to Project for each regionally manufactured material.
d.	Rapidly Renewable Materials:
1.	Cut sheet, product literature or letter from manufacturer indicating that the material is manufactured with rapidly renewable resources.

2.	Include statement indicating costs for each rapidly renewable material.
e.	Certified Wood:
1.	Copies of vendor invoices for each certified wood product.

2.	FSC chain-of-custody certificates for each certified wood product with chain-of-custody number indicated.

3.	Include statement indicating costs for each product containing certified wood.
f.	Adhesives and Sealants:
1.	Product data and Material Safety Data Sheets (MSDS) for all adhesives and sealants used inside the building’s moisture barrier indicating the Volatile Organic Compound (VOC) content of each product and verifying that each product meets the LEED requirements.

2.	List of all installed adhesives and sealants including manufacturer, quantity used in gallons and VOC content.
g.	Paints and Coatings:
1.	Product data and Material Safety Data Sheets (MSDS) for all adhesives and sealants used inside the building’s moisture barrier indicating the Volatile Organic Compound (VOC) content of each product and verifying that each product meets the LEED requirements.

2.	List of all installed adhesives and sealants including manufacturer, quantity used in gallons and VOC content.
h.	Carpet: Cut sheets or letter from manufacturer clearly indicating that all carpet products meet the CRI Green Label Test Program requirements.

i.	Hard Surface Flooring: Cut sheets or letter from manufacturer clearly indicating that all carpet products meet the Certification Program requirements.

j.	Composite Wood: Cut sheets clearly indicating the bonding agents used for each composite wood and agrifiber product and assembly used in the project and demonstrating that no added urea-formaldehyde resins are used in these products.
3.	Credit MRc8 — Solid Waste Management—Durable Goods: Summary of diversion method and material diversion cost/weight for all electric powered equipment or furniture that have been disposed.
a.	Solid Waste Management plan.

b.	Complete LEED construction waste calculations.

c.	Itemized waste hauling certificates/receipts for all waste removed from the Project site.
4.	Credit MRc9 — Solid Waste Management—Facility Alterations and Additions: Construction waste reduction progress reports complying with Division 1 Section “Construction Waste Management.”
a.	Comply with Division 1 Section “Construction Waste Management.”

b.	Construction waste management plan.

c.	Complete LEED construction waste calculations.

d.	Itemized waste hauling certificates/receipts for all waste removed from the Project site and documentation of recycling recovery rate for off-site sorting facilities (if waste is commingled).
5.	Credit EQc1.5 — Construction IAQ Management Plan
a.	Comply with Division 1 Section “Construction IAQ Management.”

b.	Photographs documenting construction IAQ management measures implemented during construction.

3

SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
PART 2 — PRODUCTS
2.01	ENERGY STAR
A.	Provide dollar amount per purchasing workbook of electronic powered equipment (by cost) that are Energy Star Certified for those products where a certification is available.
2.02	Recycled Content (post-consumer + 1/2 post-industrial)
A.	Provide dollar amount per purchasing workbook of building materials with recycled content such that post-consumer recycled content plus one-half of pre-consumer recycled content:
1.	The cost of post-consumer recycled content of an item shall be determined by dividing the weight of post-consumer recycled content in the item by the total weight of the item and multiplying by the cost of the item.

2.	The cost of post consumer recycled content plus one-half of pre-consumer recycled content of an item shall be determined by dividing the weight of post-consumer recycled content plus one-half of pre-consumer recycled content in the item by the total weight of the item and multiplying by the cost of the item.

3.	Do not include mechanical and electrical components in the calculation.

4.	Recycled content of materials shall be defined according to the Federal Trade Commission’s “Guide for the Use of Environmental Marketing Claims,” 16 CFR 260.7 (e).
2.03	Manufactured Regionally/Local Products
A.	Provide dollar amount per construction workbook of building materials (by cost) that are regionally manufactured, extracted, harvested, or recovered materials.
2.04	Certified Wood
A.	Provide dollar amount per construction workbook of wood-based materials. Wood products shall be those that are produced from wood obtained from forests certified by an FSC-accredited certification body to comply with FSC 1.2, “Principles and Criteria.”

B.	Wood-based materials include but are not limited to the following:
1.	Rough carpentry.

2.	Miscellaneous carpentry.

3.	Heavy timber construction.

4.	Wood decking.

5.	Metal-plate-connected wood trusses.

6.	Structural glued-laminated timber.

7.	Finish carpentry.

8.	Architectural woodwork.

9.	Wood paneling.

10.	Wood veneer wall covering.

11.	Wood flooring.

12.	Wood lockers.

13.	Wood cabinets.

14.	Non-rented temporary construction, including bracing, concrete formwork, pedestrian barriers, and temporary protection.
2.05	Adhesives and Sealants
A.	Provide dollar amount per construction workbook of adhesives and sealants used on the interior of the building. Adhesives and sealants shall comply with the VOC limits of the South Coast Rule #1168 by the South Coast Air Quality Management District, dated July, 2007 (www.aqmd.gov/rules/reg/reg11/r1168.pdf).

4

SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
B.	VOC limits in grams per liter for adhesives and sealants used on interior of building are as follows:

PRODUCT TYPE	VOC Limit G/L
Sealants
Architectural	250
Porous Architectural Sealant Primer	775
Non-porous Architectural Sealant Primer	250
Architectural Adhesives Applications
Indoor Carpet Adhesives	50
Carpet Pad Adhesives	50
Outdoor Carpet Adhesives	150
Wood Flooring Adhesives	100
Rubber Floor Adhesives	60
Subfloor Adhesives	50
Ceramic Tile installation	65
VCT and Asphalt Tile Adhesives	50
Dry Wall and Panel Adhesives	50
Cove base installation	50
Multipurpose Construction Adhesive	70
Structural Glazing Adhesives	100
Substrates
Metal to metal	30
Plastic foams	50
Porous material except wood	50
Wood	30
Fiberglass	80
Welding & Installation
PVC welding	510
CPVC welding	490
ABS welding	325
Plastic cement welding	250
Adhesive primer for plastic	550
Contact Adhesive	80
Special Purpose Contact Adhesives	250
Structural Wood Member Adhesives	140
Sheet Applied Rubber Lining Operations	850
Top and Trim Adhesive	250
Sealant Primer
Architectural (non-porous)	250
Architectural (porous)	775
Other	750
C.	Limits on VOCs in grams per liter for carpet adhesives shall comply with the VOC limits shown below

Aerosol Adhesives
General purpose mist spray	65% VOCs by weight
General purpose web spray	55% VOCs by weight
Special purpose aerosol adhesives (all types) Waterproofing concrete/masonry sealers	70% VOCs by weight
2.06	Paints and Coatings
A.	Provide dollar amounts per construction workbook of paints applied on the interior of the building. Paints shall comply with Green Seal Product Specific Environmental Requirements (www.greenseal.org/standard/paints.htm). The Green Seal standard is intended for paints and anti-corrosive paints. Both interior and exterior paints are addressed by the standard, but only

5

SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
limits for interior paints apply to a LEED project. Limits on VOCs in grams per liter for paints and anti-corrosive paints are as follows:

B.	Architectural paints coating and primers applied to interior walls as well as Anti-corrosive paints applied to interior ferrous metal shall not exceed the VOC limits as put forth Green Seal Standard GS-11.

VOC Limit (g/L)
Interior Coatings
Non-flat	150
Flat	50
Exterior Coatings
Non-flat	200
Flat	100
Anti-Corrosive
Gloss	250
Semi-Gloss	250
Flat	250
C.	Clear wood finishes, floor coatings, stain, sealers and shellacs applied to interior elements shall comply with the VOC limits set forth in the South coast Air Quality Management District (SCAQMD) rule 1113, Architectural Coatings, dated July, 2007.

VOC Limit (g/L)
Clear Wood Finish
Varnish	275
Lacquer	275
Floor Coatings	50
Sealers
Waterproof sealers	100
Sanding sealers	275
All other sealers	200
Stains
Interior Stains	250
2.07	Carpet
A.	Provide dollar amount per construction workbook of carpets installed within the building. Carpets shall comply with the following limits as established by the Carpet and Rug Institute Green Label Plus Testing Program:

Emission factor limit (mg/m2/hr)
Carpets
Total VOCs	0.5
4—Phenylcyclohexane	0.05
Formaldehyde	0.05
Styrene	0.4
Cushion
Total VOCs	1
4—Phenylcyclohexane	0.3
Formaldehyde	0.05
Styrene	0.05
Adhesives
Total VOCs	10

6

SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA

Formaldehyde	0.05
2 – Ethyl - 1 — Hexanol	3

2.08	Composite Wood
A.	Provide dollar amount per construction workbook of composite wood and agrifiber products installed inside the exterior moisture barrier. Composite wood products shall not contain added urea-formaldehyde resin.
PART 3 — LEED TOOLS
This section includes general requirements and procedures for compliance with certain U.S. Green Building Council (USGBC) LEED® prerequisites and credits needed for the Project to obtain LEED certification.

7

SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
3.02 Sample Purchasing Workbook

Regional Products
				Project/	Recycled Content		% harvested and	% Salvaged Material				Composite Panels
				Location of	% Post-	% Post-	manufactured	From off-		% Rapidly		Urea-Formaldehyde
Material	Description	Cost	Date	Installation	Consumer	Industrial	w/in 500 miles	site	From on-site	Renewable	% FSC	Free Resin? (Y o N)
DIVISION 2 — SITE CONSTRUCTION & LANDSCAPING

DIVISION 3 — CONCRETE

DIVISION 4 — MASONRY

DIVISION 5 — METALS

DIVISION 6 — WOOD & PLASTIC

DIVISION 7 — THERMAL & MOISTURE PROTECTION

DIVISION 8 — DOORS AND WINDOWS

DIVISION 9 — FINISHES (See separate Paints Tab)

DIVISION 10 — SPECIALTIES

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SECTION 01352 LEED® REQUIREMENTS	2220 & 2240 DOUGLAS BLVD. ROSEVILLE, CA
3.03 Sample Waste Workbook

		Diversion	Disposal						Percentage of
Waste Classification	Material Description	Method	Hauler	Units	Jan	Feb	Mar	Subtotals	Waste Diverted
Durable Goods — Electronics
Computers	Regular Trash	landfill	ABC	22	22	3		25
Lamps	13 Good Condition Desktop Lamps	donated	XYZ	13	44		2	46	0.308724832
Monitors	22 Desk-top Monitors	recycled	123	22	66	12		78	0.523489933
								0	0
								0	0
								0	0
								0	0
Subtotals					132	15	2	149	0.832214765

Facility Alterations
Drywall	8 walls to rebuilding center	donated	ABC	22	55			55
Concrete	22 tons to recycling center	recycled	XYZ	13	45		10	55	0.371621622
Comingled waste	Mixed waste to 90% recycling hauler	recycled	789	12		22		22	0.148648649
Carboard	Regular Trash	landfill	123	88		11	5	16	0.108108108
								0	0
								0	0
								0	0
								0	0
								0	0
Subtotals					100	33	15	148	0.628378378
PART 4 — EXECUTION

NOT USED
END OF SECTION

9

EXHIBIT A-6
CONSTRUCTION INDOOR AIR QUALITY REQUIREMENTS
PART 4 — GENERAL
1.01	RELATED DOCUMENTS

A.	Drawings and general provisions of the Contract, including General and Supplementary Conditions and other Division 1 Specification Sections, apply to this Section.

1.02	SUMMARY

A.	This Section describes construction indoor air quality (IAQ) goals and includes administrative and procedural requirements for the development and execution of a construction air quality management plan.

1.03	IAQ MANAGEMENT SUMMARY

A.	The Owner has established that the contractor shall prevent indoor air quality problems resulting from the construction process, to sustain long term installer and occupant health and comfort.

B.	Protect the ventilation system components during construction and clean contaminated components after construction is complete.

C.	Control sources of potential IAQ pollutants by controlling selection of materials and processes used in project construction.

1.04	SUBMITTALS

A.	IAQ Management Plan.

B.	Labeled photographs documenting and identifying construction IAQ management measures implemented during construction such as duct protection measures and measures to protect on-site stored or installed absorptive materials from moisture.

C.	Cut sheets of filtration media used during construction with MERV values highlighted.

1.05	CONSTRUCTION AIR QUALITY MANAGEMENT PLAN

A.	Develop a Draft Indoor Air Quality (IAQ) Management Plan for the construction and pre-occupancy phases of the building as follows:
1.	During construction meet or exceed the minimum requirements of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guidelines for Occupied Buildings under Construction 1995, Chapter 3,

2.	Protect stored on-site or installed absorptive materials from moisture damage.
B.	The SMACNA IAQ Guidelines for Occupied Buildings under Construction provides an overview of air pollution associated with construction, control measures, construction process management, quality control, communicating with occupants, and case studies. These guidelines can be accessed at www.smacna.org. Chapter 3 of the SMACNA Guidelines recommends Control Measures in five areas: HVAC protection, source control, pathway interruption, housekeeping, and scheduling. Review the applicability of each Control Measure and include those that apply in the Draft IAQ Management Plan.
1.	HVAC Protection: Shut down the return side of the HVAC system whenever possible during heavy construction. If the system must remain operational during construction include the following strategies that apply:
a.	Fit all return air grilles with temporary filters with a Minimum Efficiency Reporting Value (MERV) of 8.

b.	Isolate the return side of the HVAC system from the surrounding environment as much as possible (e.g., place all tiles for the ceiling plenum, repair all ducts and air handler leaks).

c.	Damper off the return system in the heaviest work areas and seal the return system openings with plastic.

1

d.	Upgrade the filter efficiency where major loading is expected to affect operating HVAC system.

e.	Clean permanent return air ductwork per National Air Duct Cleaning Association standards upon completion of all construction and finish installation work.

f.	Replace all filtration media prior to occupancy.
3.	Source Control: Propose the substitution of non-toxic formulations of materials that are generally the responsibility of the contractor such as caulks, sealants, and cleaning products.

4.	Pathway Interruption: Prevent contamination of clean spaces. Include the following strategies that apply:
a.	Provide temporary barriers between work areas or between the inside and outside of the building to prevent unwanted airflow from dirty to clean areas.
5.	Housekeeping: Reduce construction contamination in the building prior to occupancy through HVAC and regular space cleaning activities.
a.	Store building materials in a weather tight, clean area prior to unpacking for installation.

b.	Check for possible damage to building materials from high humidity.

c.	Clean all coils, air filters, and fans before testing and balancing procedures are performed.
6.	Scheduling: Specify construction sequencing to reduce absorption of VOC’s by materials that act as sinks or contaminant sources. Complete application of wet and odor-emitting materials such as paints, sealants, and coatings before installing sink materials such as ceiling tiles, carpets, insulation, gypsum products, and fabric-covered furnishings are installed.
a.	Protect stored on-site or installed absorptive materials from exposure to moisture through precipitation, plumbing leaks, or condensation from the HVAC system to prevent microbial contamination.
C.	Draft IAQ Management Plan Review Meeting: Once the Owner and Architect have reviewed the Draft IAQ Management Plan and prior to construction at the site, schedule and conduct a meeting to review the Draft IAQ Management Plan and discuss procedures, schedules and specific requirements for IAQ during the construction and pre-construction phases of the building. Discuss coordination and interface between the Contractor and other construction activities. Identify and resolve problems with compliance to the requirements. Record the minutes of the meeting, identify all conclusions reached and matters requiring further resolution.
1.	Attendees: The Contractor and related Contractor personnel associated with the work of this section, including personnel to be in charge of the IAQ management program, Architect, Owner and such additional personnel as the Architect or Owner deem appropriate.
D.	Final IAQ Management Plan: Make any revisions to the Draft IAQ Management Plan agreed upon during the meeting identified in item (C) above and incorporate resolutions agreed to be made subsequent to the meeting. Submit the revised plan to the Owner and Architect for approval within 10 calendar days of the meeting.
PART 2 — PRODUCTS (NOT USED)
PART 3 — EXECUTION
3.01 IMPLEMENTATION OF IAQ MANAGEMENT PLAN
A.	Manager: The Contractor shall designate an on-site party (or parties) responsible for instructing workers and overseeing and the IAQ Management Plan for the Project.

B.	Progress Meetings: Construction related IAQ procedures shall be included in the pre-construction and construction progress meeting agendas.

C.	Distribution: The Contractor shall distribute copies of the IAQ Management Plan to the Job Site Foreman, each Subcontractor, the Owner, and the Architect.

D.	Instruction: The Contractor shall provide on-site instruction of the IAQ procedures and ensure that all participants in the construction process understand the importance of the goals of the IAQ Management Plan.

2

EXHIBIT B
RULES AND REGULATIONS
     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.
     2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.
     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee, agent, contractor, licensee or invitee of any tenant shall go upon the roof of the Building.
     4. Landlord will provide a central directory for the Building, and ninety percent (90%) of such directory shall be available for the tenants occupying the Building. The tenants’ space on such directory shall be allocated based upon the ratio between the Rentable Area occupied by each tenant and the total Rentable Area within the Building. The directory of the Building will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom.
     5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.
     6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy,

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shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.
     7. If Tenant requires telegraphic, telephonic, burglar alarm, antenna, satellite dish or similar services, it shall first obtain, and comply with, Landlord’s instructions in their installation.
     8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.
     9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.
     10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds, animals, or fish tanks.
     11. Tenant shall not use any method of heating or air-conditioning other than supplied by Landlord.
     12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.
     13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

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     14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.
     15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.
     16. Tenant shall not obtain for use on the Premises ice, drinking water, food, beverage, towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.
     17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employee, agent, contractor, licensee or invitee, shall have caused it.
     18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant’s Lease.
     19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.
     20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.
     21. Tenant shall not install, maintain or operate upon the Premises any vending machine without written consent of Landlord.
     22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

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     23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.
     24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.
     25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.
     26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.
     27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.
     28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
     29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.
     30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.
     31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.
     32. Tenant assumes any and all responsibility for the use of any floor mat (e.g. vinyl, plastic, rubber, etc.), storage container, file cabinet or other item whose bottom surface covers any area on the first floor of the Building and is impermeable to water moisture and/or retards evaporation of water moisture from the floor beneath it. Tenant shall indemnify Landlord for

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any damage, destruction, repair or remediation arising from Tenant’s use of any such item, in accordance with the indemnity provision set forth in Paragraph 20, above.
     33. Upon the termination of the Lease, Tenant shall remove all cabling and wiring which are located in the Premises or which exclusively serve the Premises from the Building communications closet. Removal of the cabling and wiring shall be conducted by a licensed reputable contractor at Tenant’s sole expense.
     34. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
     35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.
     36. Tenant acknowledges that it is Landlord’s intention that the Building be operated in a manner which is consistent with Landlord’s sustainability practices. Tenant is required to comply with these practices within its Premises.
     37. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.
     38. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, contractors, licensees and invitees (including clients, customers, and guests).

LANDLORD:		TENANT:

LUM YIP KEE, LIMITED, a Hawaii corporation, doing business as Twin Trees Land Company		SOLAR POWER, INC., a California corporation

By:	/s/ Jeffrey M.C. Lum	By:	/s/ Jeff Winzeler

Its: Vice President		Its: Chief Financial Officer

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EXHIBIT C
DESCRIPTION OF SATELLITE DISH EQUIPMENT
Exhibit to be inserted when and if Tenant desires to install Satellite Dish Equipment

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EXHIBIT D
Exclusions from Direct Expenses
     Notwithstanding anything to the contrary contained in this Lease, the following costs shall be excluded from Direct Expenses:
     (1) costs, including permit, license and inspection costs or fees, leasing or real estate brokerage fees or commissions, architectural and engineering fees, “takeover” and similar expenses incurred in connection with the leasing of space in the Building (including rental or other obligations to third parties of prospective tenants or occupants of the Building which Landlord pays or assumes), and all costs and expenses incurred in connection with leasing, renovating, improving, remodeling, decorating and/or redecorating tenant space in the Building or in installing leasehold improvements for tenants or occupants or prospective tenants or occupants of the Building, but not Common Areas;
     (2) accountants’ fees, attorneys’ fees and other professional fees and costs, except those incurred in connection with services that benefit the majority of the tenants or occupants of the Building, and expressly excluding such fees and costs incurred in connection with proposals, negotiations or disputes with tenants or other occupants or prospective tenants or occupants of the Building, the enforcement of any leases (including unlawful detainer proceedings or the collection of rents), requests to assign or sublet, the defense of Landlord’s title to or interest in the Project or any part thereof, and the sale, transfer, financing or refinancing of the Project;
     (3) costs which are paid or reimbursable by specific tenants, insurance companies or other third parties, including without limitation, costs incurred in connection with the repair of damages caused by other tenants or which are payable by insurance;
     (4) costs incurred in connection with services or other benefits which are provided to tenants or occupants other than Tenant, but not to Tenant, whether or not Landlord is entitled to reimbursement therefor;(5) depreciation or amortization on the Building or Building components, systems or equipment, except for amortization permitted in Section 6;
     (6) reserves, including reserves for capital items, bad debts, or rental losses, or for future Direct Expenses or real estate property taxes;
     (7) interest or other payments (including payments of principal, points, and or other costs, fees or expenses) on account of any debt, including mortgages, deeds of trust or other security interests encumbering the Building or Project or incurred in connection with the acquisition, ownership or operation of the Building or Project, except as provided in the preceding paragraphs of Section 6;
     (8) ground lease rental payments;
     (9) penalties, fines, late payment charges or interest incurred as a result of the negligent late payment by Landlord of any real estate property taxes, Direct Expenses or other costs or expenses related to the ownership or operation of the Building or Project;

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     (10) costs incurred as the result of the negligence or willful misconduct of Landlord or Landlord’s employees or agents;
     (11) costs incurred in the event any portion of the Building is made untenantable by fire, earthquake, or other casualty or by exercise of rights of eminent domain, or to perform repairs or other work occasioned by loss or damage due to casualty or exercise of rights of eminent domain, whether or not paid for by insurance or condemnation proceeds;
     (12) costs associated with the operation of the business of the partnership or other entity which constitutes Landlord, as distinguished from costs of operation of the Building, including accounting and legal costs, costs of defending lawsuits with any mortgagee, and costs of selling, syndicating, financing, mortgaging or hypothecating any ownership interest in Landlord, or any of Landlord’s interests in the Project;
     (13) except as provided in Section 6, administrative, advertising, marketing, and promotional expenditures in connection with leasing of space within the Building and those associated with acquiring and installing signs in or on the Building identifying the owner of the Building or any tenant or occupant of the Building;
     (14) wages, salaries or other compensation paid to promotional directors, officers, directors, and executives of Landlord;
     (15) costs incurred for political or charitable contributions;
     (16) travel or entertainment expenses;
     (17) amounts owed by Landlord to other tenants;
     (18) costs and expenses, including taxes and compensation paid to attendants or other persons, in connection with the operation of commercial concessions by Landlord, its subsidiaries or affiliates;
     (19) costs arising from the presence of any Hazardous Materials in or about the Project, including, without limitation, the presence of asbestos and the presence of Hazardous Materials in the soil or ground water, including, without limitation, costs of investigation, monitoring, removal or remediation;
     (20) costs, including all attorneys’ fees and costs, arising in connection with potential or actual claims, litigation or arbitration pertaining to Landlord and/or the Project;
     (21) costs of any disputes between Landlord and any employee or agent of Landlord or any mortgagee or ground lessor of Landlord;
     (22) costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors;
     (23) costs of alterations or tenant improvements for Tenant’s Premises or the premises of other tenants.

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EXHIBIT E
WORK LETTER AGREEMENT
Landlord and Tenant execute this Work Letter Agreement (“Agreement”) simultaneous with the execution of the Office Lease (the “Lease”) covering those certain premises located at 2240 Douglas Boulevard, Roseville, California, Suite 200, as more particularly described in Exhibits A and A-1 to the Lease (the “Premises”).
To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:
     1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.
     2. REPRESENTATIVES. Landlord hereby appoints Ray Walter as Landlord’s representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Robert Wood as Tenant’s representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord’s representative or Tenant’s representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord’s architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.
     3. TENANT SPACE PLAN AND PRELIMINARY TENANT IMPROVEMENT COST ITEMIZATION. Landlord and Tenant hereby approve the preliminary space layout and improvement plan for the Premises (the “Tenant Space Plan”) attached to the Lease as Exhibit A-1. Exhibit E attached to the Lease is Landlord’s estimate of the cost of constructing the improvements to the Premises desired by Tenant (“Preliminary Tenant Improvement Cost Itemization”).
     4. TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan, Landlord will, through Landlord’s architect or space planner, cause working drawings for the improvements to the Premises (“Tenant Working Drawings”) to be prepared and delivered to Tenant within a reasonable period of time after execution of the Lease. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the Tenant Improvements including complete detailed plans and specifications for Tenant’s partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. It is further agreed that all plans and specifications referred to in this Paragraph 4 above are subject to Landlord’s approval, which Landlord agrees shall not be unreasonably withheld. Landlord’s preparation or approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements.

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Tenant shall furnish Landlord, within three (3) business days after Landlord’s request, all information necessary to enable Landlord to complete the Tenant Working Drawings. Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord. Tenant shall furnish Landlord, within three (3) business days after Landlord’s request, all interior design information necessary to enable Landlord to complete the Tenant Working Drawings.
     5. NO SUBSTITUTIONS OR CREDITS. Notwithstanding any other provision of this Agreement, Tenant acknowledges that Landlord requires that the Premises and the Tenant Improvements meet the specifications set forth on Exhibit A-3, A-4, A-5, and A-6 attached to the Lease and by this reference made a part hereof. In order to preserve uniformity and the construction standards of the Building, Tenant shall be entitled to make no substitutions or alterations to the specifications set forth in Exhibit A-3 through A-6 to the Lease.
     6. COST OF CONSTRUCTION AND PLANS. In connection with the Tenant Improvements to be constructed by Landlord, Landlord shall contribute the Tenant Improvement/Moving Allowance: Five Dollars ($5.00) per square foot of Usable Area in the Premises toward the cost of construction and installation of Tenant Improvements, the preparation of the Tenant Space Plan and Tenant Working Drawings. The balance, if any, of the cost in completing the Tenant Improvements (the “Above-Allowance Work”), including, but not limited to, the cost of overhead, supervision and profit, shall be paid to Landlord in accordance with Paragraph 11 below. If the actual cost of the Tenant Improvements is less than the amount of the Allowance, Tenant may use the funds to offset moving costs.
     7. FINAL TENANT COST PROPOSAL. At the time Landlord delivers the Tenant Working Drawings, Landlord will provide Tenant a final cost proposal for constructing the improvements to the Premises in accordance with the Tenant Working Drawings (the “Final Tenant Cost Proposal”). The Final Tenant Cost Proposal will be based on actual bids received by Landlord’s contractor and shall set forth the cost to Tenant of constructing the Above- Allowance Work.
     8. APPROVAL OF TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. Tenant will deliver to Landlord written approval of the Tenant Working Drawings and an executed Final Tenant Cost Proposal within five (5) business days after Tenant receives such items, except that Tenant’s approval of the Final Tenant Cost Proposal shall not be required if the Final Tenant Cost Proposal is for an amount not in excess of the Allowance. Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal, provided, however, that the Final Tenant Cost Proposal shall not limit Tenant’s obligation to pay the actual cost of the Above-Allowance Work if such cost is attributable to: (i) any changes in the Tenant Working Drawings required by the governmental authority issuing the building permits for the Tenant Improvements; or (ii) any changes, modifications, or change orders requested by Tenant; or (iii) any delay by Tenant enumerated in Paragraphs 12(a) through (e) below that increases the cost of construction.
     9. MODIFICATIONS TO TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. Tenant may reject the Tenant Working Drawings if there is a

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variance in design from the Tenant Space Plan. In such event, Landlord will promptly revise the Tenant Working Drawings. If Tenant timely rejects the Final Tenant Cost Proposal, Tenant will have a period of five (5) days after such rejection during which to suggest cost-saving measures. During such five (5)-day period, Landlord’s representative will be available for a cost reduction consultation with Tenant. Landlord will act in a reasonably diligent manner in approving or rejecting modifications to the Tenant Working Drawings requested by Tenant and in causing revised Tenant Working Drawings (reflecting approved modifications) and a revised Final Tenant Cost Proposal to be prepared. Tenant shall approve such revised Tenant Working Drawings and revised Final Tenant Cost Proposal within five (5) days of receiving same. Each day after such five (5)-day period until Tenant approves revised Tenant Working Drawings and executes and returns to Landlord a revised Final Tenant Cost Proposal will constitute delay chargeable to Tenant.
     10. EFFECT OF APPROVAL. Tenant’s approval of Tenant Working Drawings (initial or revised) will constitute Tenant’s acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. Tenant’s execution of a Final Tenant Cost Proposal will constitute authorization to Landlord to proceed with and complete construction of Tenant Improvements in the Premises. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Landlord. Following approval of the Tenant Working Drawings and the Final Tenant Cost Proposal, Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.
     11. PAYMENT FOR ABOVE-ALLOWANCE WORK. Upon Tenant’s execution of the Final Tenant Cost Proposal, Tenant will pay to Landlord one hundred percent (100%) of the cost of the Above-Allowance Work. Should Landlord waive any of the standard Building criteria set forth in Exhibit A-3 through A-6 to the Lease, Tenant shall not be entitled to any credit therefor. Landlord shall not be obligated to commence any construction (including any ordering or purchasing of materials) of Tenant’s improvements until Tenant has approved the Tenant Working Drawings, has executed and delivered to Landlord a Final Tenant Cost Proposal, and has paid Landlord one hundred percent (100%) of the cost of the Above-Allowance Work. All amounts payable by Tenant under this Agreement shall constitute additional rent under the Lease, and Landlord shall have the same remedies against Tenant for default in the payment thereof as in the case of Tenant’s failure to pay any other sum due under the Lease.
     12. COMPLETION AND RENTAL COMMENCEMENT DATE. Tenant’s obligation for the payment of rent pursuant to the Lease will commence on the Commencement Date as set forth in the Lease; however, such payment of rent may be delayed in the event the substantial completion of the Tenant Improvements is delayed by Landlord’s actions. If, however, Tenant’s occupancy and use of the Premises are delayed as a result of (a “Tenant Delay”):
          (a) Tenant’s failure to timely supply information necessary to complete the Tenant Working Drawings (or revisions to such drawings) or to approve the Tenant Space Plan by May 27, 2011, the Preliminary Tenant Improvement Cost Itemization by May 27, 2011, or the

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Final Tenant Working Drawings or Tenant Cost Proposal within the time frame established in Paragraph 8 above; or
          (b) Tenant’s request for new work involving Above-Allowance Work; or
          (c) Modifications, revisions and changes to the Tenant Space Plan or Tenant Working Drawings requested by or on behalf of Tenant; or
          (d) Changes in the work requested by or on behalf of Tenant or orders to halt or delay the work given by or on behalf of Tenant; or
          (e) Any other delay of any kind or nature caused by Tenant or its contractors, architects, space planners or other agents or employees, then the Commencement Date of the Lease and Tenant’s obligation for the payment of rent shall commence on the date set forth in the Lease regardless of any contrary provisions of the Lease.
     13. PUNCHLIST PROCEDURE. Following Landlord’s substantial completion of the Tenant Improvements, but prior to the date that Tenant commences its fixturization, Landlord and Tenant shall inspect the Premises and jointly prepare a punchlist of agreed upon items of construction remaining to be completed by Landlord. For purposes of the Lease, this Work Letter Agreement and any Early Possession Agreement, Landlord’s substantial completion of the Tenant Improvements shall be deemed to occur when Landlord, in the good faith exercise of its discretion, notifies Tenant that the Tenant Improvements to be done by Landlord is substantially complete. Landlord shall complete the items (except any long-lead items) set forth in the punchlist within thirty (30) days after the preparation of the punchlist.
     14. CHANGE ORDERS. Tenant may authorize changes in the work during construction only by written instructions to Landlord’s representative on a form approved by Landlord. Also, such changes will be subject to Landlord’s prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant’s approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and six percent (6%) of the cost of such change for Landlord’s contractor’s overhead. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant will within ten (10) days of Substantial Completion of the Tenant Improvements pay to Landlord any amounts payable by Tenant in connection with the change orders provided in this Paragraph.
     15. ACCESS TO PREMISES PRIOR TO DELIVERY. Landlord shall allow Tenant and its contractors to enter the Premises at reasonable times prior to the Commencement Date to permit Tenant to install its cabling for telephone, computers, work stations and security system, or other work, if any; provided, however, that prior to such entry into the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that the insurance required to be carried by Tenant under Paragraph 22 (“Insurance”) of the Lease shall be in full force and effect at the time of such entry. Tenant and its representatives shall not interfere with Landlord or Landlord’s contractor in completing the work required of Landlord under this Agreement and Tenant and its representatives shall be subject to all directives of Landlord and Landlord’s contractors in

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connection with such entry as well as the use of the Building’s common areas, restrooms, elevators, truck loading areas and other facilities. Tenant expressly agrees that its contractors shall not play radios, smoke cigarettes, leave trash in the Premises or park their motor vehicles in any portion of the Building’s parking lot, except in the area designated by Landlord for such vehicles. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord’s representative a proposed work schedule for Tenant’s contractors and other representatives, which schedule shall be subject to Landlord’s reasonable approval.
     Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant’s property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant’s sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its representatives.
     16. NO ROOF ACCESS. Tenant agrees that neither this Agreement nor the Lease grants Tenant any right of access to the roof of the Building. Should Landlord, in connection with this Agreement or the Lease, agree to mount equipment of any nature on the Building roof, such equipment shall, at Landlord’s option, either be maintained and installed by Landlord, or maintained and installed under Landlord’s direction, unless this Agreement expressly provides otherwise, all at Tenant’s expense. Should this Agreement or the Lease permit Tenant to install any equipment on the roof, any modifications to the roof or the roofs structure to accommodate that equipment shall be made at Tenant’s sole cost and expense.
     17. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building’s designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant’s furniture, furnishings or layout.
     18. ALTERATIONS. Any alterations or improvements desired by Tenant after Landlord’s delivery of the Premises shall be subject to the provisions of Paragraph 14 (“Alterations”) of the Lease.
If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.

LANDLORD:		TENANT:

LUM YIP KEE, LIMITED, a Hawaii		SOLAR POWER, INC., a California
corporation, doing business as		corporation
Twin Trees Land Company

By:	/s/ Jeffrey M.C. Lum	By:	/s/ Jeff Winzeler
Its: Vice President		Its: Chief Financial Officer

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EXHIBIT F
TENANT IMPROVEMENT COST BREAKDOWN
Project Budget Summary

Based on SSP
Date:	5/18/11	pricing plan:	5/18/11

Project:	Solar Power Inc. 2240 Douglas Blvd., Suite	Load	USF	RSF
Address:	200	14%	9890	11275

	Vendor	Budget	$/usf	$/rsf
General Construction	Valley Commercial	$44,447	$4.49	$3.94
Space Planning	SSP	$7,000	$0.71	$0.62
Construction Management	D&C (pro-rated)	$2,500	$0.25	$0.22
Plan Check Fee ($44K valuation)		$800	$0.08	$0.07
Construction Permit Fee		$1,200	$0.12	$0.11
Project Contingency		$1,500	$0.15	$0.13

Total Base Project Budget		$57,447	$5.81	$5.10

Alternates

1 Add 2 ton a/c to I.T. room		$8,886.00	$0.90	$0.79

Total Project Budget (including alternate)		$66,333.00	$6.71	$5.88

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